                                     [LOGO]

                            30 BURTON HILLS BOULEVARD
                                    SUITE 400
                           NASHVILLE, TENNESSEE 37215

To Our Shareholders:

               You are cordially invited to attend the Annual Meeting of Shareholders, which is to be held on Tuesday, June 2, 1998, at 10:00 a.m. at the First American Center Auditorium, Fifth Floor, 300 Union Street, Nashville, Tennessee. The following pages contain the formal notice of the Annual Meeting and our Proxy Statement, which describe the specific business to be considered and voted upon at the Annual Meeting.

               It is important that your shares be represented at the meeting. Whether or not you expect to attend in person, we would greatly appreciate your efforts to return the enclosed Proxy as soon as possible. If you decide to attend the Annual Meeting, you may withdraw your Proxy should you wish to vote in person.

               We look forward to seeing you at the Annual Meeting.

                                           Sincerely yours,

                                           /s/ JOSEPH C. HUTTS

                                           JOSEPH C. HUTTS
                                           Chairman of the Board,
                                           President and Chief Executive Officer

                                  PHYCOR, INC.
                            30 BURTON HILLS BOULEVARD
                                    SUITE 400
                           NASHVILLE, TENNESSEE 37215
                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                              TUESDAY, JUNE 2, 1998
                              --------------------

               Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of PhyCor, Inc. (the "Company") will be held on Tuesday, June 2, 1998, at 10:00 a.m. at the First American Center Auditorium, Fifth Floor, 300 Union Street, Nashville, Tennessee, for the following purposes:

                    (1) To approve the amendment and restatement of the
               Company's Amended 1988 Incentive Stock Plan to (i) increase from 17,000,000 to 18,300,000 the number of shares of common stock of the Company authorized thereunder, (ii) limit the number of Awards that can be made to any employee during a calendar year,
               (iii) modify the restriction on the transfer of Plan awards, other than incentive options, to allow transfers approved by the Compensation Committee of the Board of Directors, (iv) appoint the Compensation Committee as administrator of the Plan, and (v) make other administrative modifications with respect to the grant of options;

                    (2) To approve the adoption of the Company's 1998 Incentive
               Stock Plan;

                    (3) To elect four nominees as Class I directors of the
               Company;

                    (4) To certify the appointment of KPMG Peat Marwick LLP as independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 1998; and

                    (5) To transact such other business as may properly come
               before the meeting or any adjournments thereof.

               Only shareholders of record at the close of business on April 6, 1998 will be entitled to vote at the Annual Meeting.

               The enclosed Proxy Statement contains more information pertaining to matters to be voted on at the Annual Meeting. Please read the Proxy Statement carefully.

               Each shareholder who does not plan to attend the Annual Meeting is requested to date, sign and return the accompanying Proxy in the enclosed, postage-paid envelope.

                                            By Order of the Board of Directors,



                                             /s/ THOMPSON S. DENT
                                            -----------------------------------
                                            Thompson S. Dent
                                            Secretary

Nashville, Tennessee
April 30, 1998

                                  PHYCOR, INC.
                            30 BURTON HILLS BOULEVARD
                                    SUITE 400
                           NASHVILLE, TENNESSEE 37215
                              --------------------

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 2, 1998
                              --------------------

               This Proxy Statement is furnished to the holders of Common Stock, no par value per share ("Common Stock"), of PhyCor, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Tuesday, June 2, 1998, at 10:00 a.m. at the First American Center Auditorium, Fifth Floor, 300 Union Street, Nashville, Tennessee, and at any adjournments or postponements thereof.

               Only the holders of Common Stock of record at the close of business on April 6, 1998 will be entitled to vote at the Annual Meeting. On such date, 65,354,338 shares of Common Stock were issued and outstanding. Each shareholder is entitled to one vote per share held of record on the record date. This Proxy Statement and the accompanying proxy are first being mailed on or about April 30, 1998.

               A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the shareholders.

               All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in favor of the matters listed on the proxy card. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. All other matters shall be determined based upon the vote of the majority of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. Abstentions and broker non-votes will be counted for purposes of constituting a quorum, but will not have the effect of voting in opposition to a director or of a vote against the other proposals.

               All expenses of the Annual Meeting, including the cost of soliciting proxies, will be paid by the Company. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals.

               Any shareholder giving a proxy may revoke it by delivering a written notice of such revocation to the Secretary of the Company at 30 Burton Hills Boulevard, Suite 400, Nashville, Tennessee 37215 prior to the Annual Meeting, by submitting to the Company a more recently dated proxy or by attending the Annual Meeting and voting at any time before it is exercised.

               In voting by proxy for the election of four nominees as Class I directors to serve three year terms, shareholders may vote in favor of all four nominees, withhold their votes as to all four nominees or withhold their votes as to specific nominees. If no instructions are indicated, such proxies will be voted FOR the election of all four nominees as directors.

PROPOSAL 1: APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED 1988 INCENTIVE
            STOCK PLAN

               The Board of Directors adopted an amendment and restatement of the Company's Amended 1988 Incentive Stock Plan (the "Incentive Plan"). The following is a brief description of the material terms of the amendment and restatement of the Incentive Plan. This description is qualified in its entirety by reference to the full text of the Incentive Plan which is attached hereto as Appendix A.

DESCRIPTION OF AMENDMENT TO THE INCENTIVE PLAN

               Prior to the amendment of the Incentive Plan, 17,000,000 shares of Common Stock had been reserved thereunder, all of which have been used in connection with the granting of (i) "incentive stock options" ("ISOs") described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) options that are not ISOs ("non-qualified options" or "NSOs"), (iii) restricted stock awards ("Restricted Stock") and (iv) bonus stock awards ("Bonus Stock") (collectively, ISOs, NSOs, Bonus Stock and Restricted Stock are referred to as "Awards"). The Incentive Plan was designed to qualify for the exemption from the short-swing profit restrictions on directors and executive officers provided by Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               The material terms of the changes effected by the amendment and restatement of the Incentive Plan are as follows:

               Increase in Shares. Under the amendment to the Incentive Plan, an additional 1,300,000 shares are available for grant under the Incentive Plan, 1,235,000 of which have been granted to certain employees or committed to be granted to employees of companies with which the Company has previously announced its intention to merge. The Incentive Plan is an essential part of the Company's compensation and reward program for its employees because Awards under the Incentive Plan permit employees to benefit from the Company's growth and financial performance. The Board of Directors believes that it is in the best interest of the Company to authorize additional shares under the Incentive Plan to continue to provide employees compensation and reward for their efforts to accomplish the Company's long-term and short-term goals.

               Limit on Individual Awards. The amendment provides that no employee of the Company or its subsidiaries may receive Awards with respect to more than 750,000 shares of Common Stock during any calendar year. Prior to its amendment, the Incentive Plan contained no limits on individual Awards. The modification was needed because of recent changes to the Code. Section 162(m) of the Code limits the ability of the Company to deduct compensation expenses on payments to certain officers. This deductibility limit does not apply to stock options that qualify as "performance-based compensation" under Section 162(m). The share limitation is required for compensation realized upon exercise of ISOs and NSOs to qualify as performance-based compensation.

               Award Transfer Restrictions. Prior to the amendment, a recipient was not permitted to transfer Awards at any time prior to death. The amended Incentive Plan retains this transfer restriction as a general rule, but allows for transfers of Awards other than ISOs in individual situations that are approved by the Compensation Committee. The Board of

Directors believes that there are relatively few situations in which Award transfers should be permitted, but recommends this change so that it may be possible to provide Award recipients with flexibility in financial, estate and tax planning. The restriction on transferring ISOs has been retained because it is still required by the Code.

               Compensation Committee as Administrator. Prior to the amendment, the Incentive Plan was administered by disinterested directors as defined in Rule 16b-3 prior to the recent amendments to such Rule. The amended Incentive Plan is administered by the Compensation Committee of the Board of Directors which is comprised solely of non-employee directors.

               Termination of Plan. Prior to the amendment, the Incentive Plan would have automatically terminated in 1999. The amended Incentive Plan has no set termination date and will continue until it is terminated by the Board of Directors. There currently is no legal requirement for a plan to terminate. The prior practice of terminating an option plan and establishing a new plan every ten years creates significant administrative complexities and does not protect any significant shareholder interest. Therefore, the Company believes that this change is an important enhancement to the administration of the Incentive Plan.

DESCRIPTION OF INCENTIVE PLAN

               The Incentive Plan provides for the granting of (i) NSOs to directors and employees of the Company, (ii) ISOs to employees of the Company,
(iii) Restricted Stock to employees of the Company and (iv) Bonus Stock to employees of the Company. As of December 31, 1997, the Company employed approximately 19,000 people, including 135 at its corporate offices.

               As of March 31, 1998, the aggregate market value of the 15,588,031 shares of Common Stock underlying the options issued and outstanding pursuant to the Incentive Plan was approximately $354.6 million. The stock options are nontransferable options to purchase shares of Common Stock during terms no longer than ten years at prices to be determined by the Board of Directors or the Compensation Committee. With respect to ISOs, such price may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of an individual who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company). The exercise price of NSOs may not be less than 50% of the fair market value of the Common Stock on the date of grant. Options granted under the Incentive Plan may be exercisable in installments. All options to date have been granted with exercise prices equal to the then fair market value.

               The Incentive Plan also provides for the granting of Restricted Stock to employees in such amounts as determined by the Compensation Committee and approved by the Board of Directors. Certificates representing shares of Restricted Stock awarded to the recipients are held by the Company on behalf of the recipient until the applicable conditions to such award, including the completion of an established period of service to the Company, are satisfied. Failure by a recipient to satisfy the conditions of the award may result in such recipient's forfeiture of some or all of the Restricted Stock. The Restricted Stock is valued at the closing sale price of the Common Stock as reported on the Nasdaq National Market on the date of grant.

               The Incentive Plan also provides for the issuance of Bonus Stock to employees of the Company in payment of a portion of the bonus established by the Compensation Committee otherwise payable to such recipient. Historically, the Compensation Committee has permitted certain employees to elect to accept up to 50% of his or her bonus amount in shares of Bonus Stock. The Bonus Stock is held on behalf of the recipient by the Company for a period of two years from the issuance of the Bonus Stock. The Compensation Committee may set other terms and conditions on the grant of Bonus Stock. In the event a recipient is no longer employed by the Company prior to the end of the two year period, the recipient will forfeit all of the Bonus Stock. On the second anniversary of the date of grant, a number of shares of Bonus Stock will be delivered to the recipient to equal the elected bonus percentage based on a valuation of 80% of the fair market value of the Common Stock as of the date of grant.

               The Compensation Committee has the discretion to determine the vesting schedules of the options granted pursuant to the Incentive Plan. Historically, options granted under the Incentive Plan have provided that one-third of such options become exercisable three years from the date of grant, two-thirds become exercisable four years from the date of grant, and the remainder become exercisable five years from the date of grant. Restrictions on Restricted Stock lapse in three equal installments commencing on the third anniversary of the issuance of such Restricted Stock. The restrictions with respect to Bonus Stock lapse in full on the second anniversary after the date of grant. The Incentive Plan, however, provides for the accelerated vesting of options, Restricted Stock and Bonus Stock upon the occurrence of certain events. Options, Restricted Stock and Bonus Stock awarded under the Incentive Plan become exercisable without regard to the applicable vesting schedule in the event of the death, permanent disability or retirement of the recipient or upon a change in control of the Company.

               The amount of any award under the Incentive Plan is subject to the discretion, within the terms of the Incentive Plan, of the Compensation Committee and, therefore, cannot be determined in advance. Similarly, the dollar value of such awards cannot be determined prior to their grant. The table below provides information for 1997 regarding the dollar value and the number of shares underlying awards granted under the Incentive Plan:

                             INCENTIVE PLAN BENEFITS

                            DOLLAR VALUE   NUMBER OF SHARES   DOLLAR VALUE
                              OF 1997      UNDERLYING 1997   OF 1997 STOCK   NUMBER OF SHARES
    NAME AND POSITION      STOCK OPTIONS    STOCK OPTIONS     AWARDS(1)(2)   AWARDED IN 1997
    -----------------      -------------   ----------------- --------------  ---------------
Joseph C. Hutts........... $  --  (3)          275,259(4)       $105,570           3,910
Chairman of the Board,
President and Chief
Executive Officer

Derril W. Reeves.......... $  --  (3)          204,576(5)        $73,899           2,737
Executive Vice President
and Chief Development
Officer

Richard D. Wright......... $  --  (3)          204,576(5)        $29,538           1,094
Executive Vice President,
Corporate Services

Thompson S. Dent.......... $  --  (3)          204,576(5)        $73,899           2,737
Executive Vice President
and Chief Operating
Officer

John K. Crawford.......... $  --  (3)          150,914(6)        $42,228           1,564
Executive Vice President
and Chief Financial
Officer

Executive Group........... $  --  (3)        1,039,901          $325,134          12,042

Non-Executive Director     $  --  (3)               --             $  --              --
Group.....................

Non-Executive Officer
Employee Group............ $557,498          2,377,726         $ 189,054           7,002

----------

(1) Based upon the closing sales price of the Common Stock of $27.00 as reported on the Nasdaq National Market on December 31, 1997.

(2) Messrs. Hutts, Reeves, Wright, Dent and Crawford elected to forego $89,148, $62,404, $24,943, $62,404 and $35,249 of their 1996 bonuses in exchange for 3,910, 2,737, 1,094, 2,737 and 1,564 shares of Bonus Stock, respectively.

(3) The closing sales price of the Common Stock of $27.00 as reported on the Nasdaq National Market on December 31, 1997 was less than the weighted average of the exercise prices of the options granted.

(4) Includes options to purchase 237,259 shares of Common Stock with an exercise price of $27.75 and options to purchase 38,000 shares of Common Stock with an exercise price of $25.00. The option to purchase the 38,000 shares has been forfeited by the recipient as a result of the recipient's election to forego any bonus for 1997.

(5) Includes options to purchase 177,909 shares of Common Stock with an exercise price of $27.75 and options to purchase 26,667 shares of Common Stock with an exercise price of $25.00. The option to purchase the 26,667 shares has been forfeited by the recipient as a result of the recipient's election to forego any bonus for 1997.

(6) Includes options to purchase 133,414 shares of Common Stock with an exercise price of $27.75 and options to purchase 17,500 shares of Common Stock with an exercise price of $25.00. The option to purchase the 17,500 shares has been forfeited by the recipient as a result of the recipient's election to forego any bonus for 1997.

FEDERAL INCOME TAX CONSEQUENCES

               Tax consequences to the Company and to individuals receiving Awards will vary with the type of Award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an ISO, NSO, Restricted Stock or Bonus Stock under the Incentive Plan. An individual who exercises an ISO will not recognize income on its exercise if he or she does not sell the shares of Common Stock acquired thereby for at least two years after the date of grant and one year after exercising the ISO. Any gain or loss on the sale of the Common Stock after these statutory holding periods will be subject to capital gains treatment. The exercise price of the ISO is the basis for purposes of determining capital gains. Reduced capital gains rates apply if the Common Stock is held for at least 18 months after the date of exercise of the ISO.

               An individual who disposes of the Common Stock before the statutory holding periods are satisfied will have engaged in a "disqualifying disposition" and will recognize ordinary compensation income on the difference between the exercise price of the ISO and the fair market value of the Common Stock at the time the ISO was exercised. The individual's basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The individual will also be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the basis.

               Generally, the Company is not entitled to a tax deduction upon the grant of an option or the exercise of an ISO under the Incentive Plan. However, if the individual is engaged in a disqualifying disposition, the Company may take a tax deduction for the amount of ordinary income recognized by the individual.

               Upon exercise of a NSO, the individual recognizes ordinary income on the difference between the fair market value of the Common Stock and the exercise price paid under the NSO. Unless an individual makes an election under
Section 83(b) of the Code to be taxed at the time of grant, he or she will recognize ordinary income on the fair market value of the Common Stock at the time shares of Restricted Stock or Bonus Stock become vested. In either case, the Company is generally entitled to deduct the amount recognized by the individual for tax purposes. The individual is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through an Award. For this purpose, the individual's basis in the Common Stock is its fair market value at the time the NSO is exercised or the Restricted Stock or Bonus Stock is vested (or transferred, if an election under Section 83(b) is made).

REGISTRATION UNDER THE SECURITIES ACT OF 1933

               The Company intends to register the additional shares of Common Stock authorized for issuance under the Incentive Plan on a Registration Statement on Form S-8 as soon as practicable after approval by the shareholders.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
            APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED
                           1988 INCENTIVE STOCK PLAN.

PROPOSAL 2:  ADOPTION OF THE COMPANY'S 1998 INCENTIVE STOCK PLAN

               The Company's Board of Directors has approved the establishment of the Company's 1998 Incentive Stock Plan (the "1998 Plan"). The primary purpose of the 1998 Plan is to provide a performance incentive to key employees and executives of the Company. The description below is intended to be a summary of the material provisions of the 1998 Plan. The description is qualified in its entirety by reference to the full text of the 1998 Plan, which is attached hereto as Appendix B.

DESCRIPTION OF THE 1998 PLAN

               A total of 6,000,000 shares of Common Stock has been reserved for issuance under the 1998 Plan, none of which have been issued. The purpose of the 1998 Plan is to provide a performance incentive to employees and others who perform services that enhance the value of shareholders' equity. The Compensation Committee is authorized to administer the 1998 Plan and to grant awards to Company employees and to certain others who provide significant services to the Company. The 1998 Plan is similar to the Incentive Plan and provides for the award of (i) NSOs to directors and employees of the Company,
(ii) ISOs to employees of the Company, (iii) Restricted Stock to employees of the Company and (iv) Bonus Stock to employees of the Company. The 1998 Plan will continue indefinitely until terminated by the Board of Directors.

               The Compensation Committee is authorized to determine which individuals are to receive awards under the 1998 Plan, the type of award to be granted (i.e., ISOs, NSOs, Restricted Stock or Bonus Stock) and the exercise prices and vesting dates of each Award. The exercise price of ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% for individuals who own more than 10% of the total outstanding Common Stock). These and other terms are set forth in a written agreement between the Company and the individual receiving the award. The aggregate fair market value of Common Stock (determined at the time the option was granted) with regard to which ISOs are exercisable by an individual for the first time during any calendar year may not exceed $100,000. No award shall be exercisable after the expiration of ten years from the date it is granted (five years for ISOs granted to individuals who own more than 10% of the total outstanding shares of Common Stock).

               Once an option has become exercisable, the individual may purchase shares of Common Stock from the Company by paying the exercise price in cash, shares of Common Stock or in other consideration acceptable to the Compensation Committee. Awards become fully vested upon the occurrence of a merger or certain other corporate events in which the control of the Company is changed.

               The amount of any Award under the 1998 Plan is subject to the discretion of the Compensation Committee and, therefore, cannot be determined in advance. Similarly, the dollar value of such Awards cannot be determined prior to their grant.


                               1998 PLAN BENEFITS

               To date no Awards have been granted pursuant to the 1998 Plan.

FEDERAL INCOME TAX CONSEQUENCES

               Tax consequences to the Company and to individuals receiving Awards will vary with the type of Award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an ISO, a NSO, Restricted Stock or Bonus Stock under the 1998 Plan. An individual who exercises an ISO will not recognize income on its exercise if he or she does not sell the shares of Common Stock acquired thereby for at least two years after the date of grant and one year after exercising the ISO. Any gain or loss on the sale of the Common Stock after these statutory holding periods will be subject to capital gains treatment. The exercise price of the ISO is the basis for purposes of determining capital gains. Reduced capital gains rates apply if the Common Stock is held for at least 18 months after the date of exercise of the ISO.

               An individual who disposes of the Common Stock before the statutory holding periods are satisfied will have engaged in a "disqualifying disposition" and will recognize ordinary compensation income on the difference between the exercise price of the ISO and the fair market value of the Common Stock at the time the ISO was exercised. The individual's basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The individual will also be subject to tax on capital gain, if any, upon the sale of the Common Stock on the amount realized in excess of the basis.

               Generally, the Company is not entitled to a tax deduction upon the grant of an option or the exercise of an ISO under the 1998 Plan. However, if the individual engages in a disqualifying disposition, the Company may take a tax deduction for the amount of ordinary income recognized by the individual.

               Upon exercise of a NSO, the individual recognizes ordinary income on the difference between the fair market value of the Common Stock and the exercise price paid under the NSO. Unless an individual makes an election under
Section 83(b) of the Code to be taxed at the time of grant, he or she will recognize ordinary income on the fair market value of the Common Stock at the time shares of Restricted Stock or Bonus Stock become vested. In either case, the Company is generally entitled to deduct the amount recognized by the individual for tax purposes. The individual is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through an Award. For this purpose, the individual's basis in the Common Stock is its fair market value at the time the NSO is exercised or the Restricted Stock or Bonus Stock is vested (or transferred, if an election under Section 83(b) is made).

REGISTRATION UNDER THE SECURITIES ACT OF 1933

               The Company intends to register the shares of Common Stock authorized for issuance under the 1998 Plan on a Registration Statement on Form S-8 as soon as practicable after adoption of the 1998 Plan by the shareholders of the Company.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE ADOPTION OF THE 1998 INCENTIVE
                                   STOCK PLAN.

PROPOSAL 3:  ELECTION OF DIRECTORS

               The Company's Restated Charter provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The Board of Directors has nominated the four individuals named below under the caption "Class I Nominees" for election as directors to serve until the annual meeting of shareholders in 2001 and until their successors have been elected and qualified. All of the Class I nominees are currently serving on the Board of Directors of the Company with terms expiring at this Annual Meeting.

               The Company's Amended Bylaws provide that the Board of Directors shall consist of not less than three nor more than 15 directors as established by the Board of Directors. The size of the Board of Directors has been established at, and currently consists of, 11 directors. Since the 1997 Annual Meeting for Shareholders, Ms. Kay Coles James was appointed to fill a vacancy resulting from the resignation of a board member in 1995.

CLASS I NOMINEES:

DR. WINFIELD DUNN
Age - 70
Director since 1988

               Dr. Dunn is a former Governor of the State of Tennessee. From 1979 to 1985, Dr. Dunn served as Senior Vice President, Government Affairs, for Hospital Corporation of America ("HCA"). From 1987 to 1991, Dr. Dunn served as Chairman of the Board of First Cumberland Bank. In 1993, Dr. Dunn became Chairman of the Board of MedShares Management Group, Incorporated, an owner and manager of home health care agencies.

C. SAGE GIVENS
Age - 41
Director since 1989

               Since 1995, Ms. Givens has served as the managing partner of Acacia Venture Partners, L.P., a private venture fund specializing in health care services. From 1987 to 1995, Ms. Givens served as a general partner of First Century Management Company. Ms. Givens joined First Century in 1983. Ms. Givens is a director of HEALTHSOUTH Corporation, a leading provider of rehabilitation services and outpatient surgery centers, and UROHEALTH Systems, Inc., a designer, manufacturer and marketer of urological medical products.

DR. JOSEPH A. HILL
Age - 57
Director since 1989

               Dr. Hill is a physician specializing in family practice at Doctors' Clinic in Vero Beach, Florida, a clinic operated by the Company. Dr. Hill joined Doctors' Clinic in 1973 and served as its President from 1988 to 1991.

RICHARD D. WRIGHT
Age - 52
Director since 1992

               Mr. Wright has served as Executive Vice President, Corporate Services since October 1997. Prior to such time, Mr. Wright served as Executive Vice President, Operations since the inception of the Company in 1988. Mr. Wright served in several international positions with HCA concluding in 1986 with the position of Chief Executive Officer of an 800,000 member health maintenance organization in Brazil. He returned to the United States in 1986 to assume the position of Senior Vice President, Development for EQUICOR-Equitable HCA Corporation ("EQUICOR"), an employee benefit company, a position he held from 1986 until 1987. Mr. Wright is a trustee of Helen Keller International.

CONTINUING DIRECTORS:

               The persons named below will continue to serve as directors until the annual meeting of shareholders in the year indicated and until their successors are elected and take office. Shareholders are not voting at this Annual Meeting on the election of Class II and Class III directors. The following table shows the names, ages and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.

CLASS II DIRECTORS SERVING UNTIL 1999:

SAM A. BROOKS, JR.
Age - 59
Director since 1988

               Mr. Brooks is President, Chief Executive Officer and a director of Renal Care Group, Inc., a provider of nephrology services ("Renal Care"). He is also President of MedCare Investments Corp., a health care investment company, and is Chairman of National Imaging Affiliates, Inc., an owner of outpatient diagnostic imaging centers. From 1986 to 1989, Mr. Brooks was President of Nationwide Health Properties, a health care real estate investment trust. From 1969 to 1986, Mr. Brooks served as the Chief Financial Officer of HCA. Mr. Brooks is a director of Kinetic Concepts, Inc., a hospital bed manufacturer, Nationwide Health Properties, a real estate investment trust, and Quorum Health Group, Inc. ("Quorum"), an owner and operator of hospitals.

THOMPSON S. DENT
Age - 47
Director since 1992

               Mr. Dent has served as Executive Vice President and Chief Operating Officer since October 1997. Prior to such time, he served as Executive Vice President, Corporate Services since the inception of the Company in 1988. Mr. Dent was selected to serve as Secretary of the Company in 1991. Mr. Dent served as Vice President of Development at EQUICOR from 1986 until 1988. Prior to 1986, Mr. Dent served as Director of Mergers and Acquisitions for HCA. Mr. Dent is a director of Healthcare Realty Trust Incorporated ("HRT"), a real estate investment trust.

DR. JAMES A. MONCRIEF
Age - 62
Director since 1988

               Dr. Moncrief is a physician specializing in pediatrics and pediatric neurology at Green Clinic in Ruston, Louisiana, a clinic operated by the Company. Dr. Moncrief joined Green Clinic in 1966 and serves as its Medical Director.

KAY COLES JAMES
Age -- 48
Director since 1997

               Ms. James is currently a dean of Regent University, Robertson School of Government in Virginia Beach, Virginia. Ms. James also serves as Chairperson of the National Gambling Impact Study Commission. From January 1994 to 1996, Ms. James served as Secretary of Health and Human Resources for the Commonwealth of Virginia. From January 1993 to January 1994, she served as Senior Vice President of the Family Research Council. From December 1991 to January 1993, Ms. James served as Associate Director of the White House Office of National Drug Control Policy.

CLASS III DIRECTORS SERVING UNTIL 2000:

RONALD B. ASHWORTH
Age - 53
Director since 1992

               Since 1991, Mr. Ashworth has served as Executive Vice President and Chief Operating Officer of the Sisters of Mercy Health System, St. Louis, Missouri ("SMHS"), a system consisting of hospitals and affiliated health care entities serving a seven-state area in the central and southwestern United States. Mr. Ashworth has been a director SMHS since its inception in 1986. From 1986 to 1990, Mr. Ashworth served as Vice Chairman of Specialized Industries and Marketing for KPMG Peat Marwick LLP, the Company's independent public accountants. From 1978 to 1985, Mr. Ashworth served as the National Director of the health care practice of KPMG Peat Marwick LLP. Since 1995 Mr. Ashworth is a director of the Benedictine Health System in Duluth, Minnesota.

JOSEPH C. HUTTS
Age - 56
Director since 1988

               Mr. Hutts has served as Chairman of the Board, President and Chief Executive Officer of the Company since the Company's inception. From 1977 to 1986, Mr. Hutts served in various positions with HCA, including Vice President, Operations, Senior Vice President, Western Operations, and President of HCA Health Plans, a managed care subsidiary of HCA. Mr. Hutts served as Vice Chairman and Chief Operating Officer of EQUICOR from 1986 to 1987. Mr. Hutts serves on the boards of directors of Renal Care and Quorum.

DERRIL W. REEVES
Age - 54
Director since 1988

               Mr. Reeves has served as Executive Vice President and Chief Development Officer, of the Company since the Company's inception. Prior to becoming an officer of the Company, Mr. Reeves served as Vice President of Sales and Marketing with HCA Management Company from 1977 to 1986, at which time he took the position of Senior Vice President, National Sales, with EQUICOR, a position he held until 1987. Mr. Reeves is a director of American Dental Partners, Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS

               The Board of Directors held nine meetings during 1997, including regular and special meetings. Each director attended at least 75% of the meetings of the Board of Directors and committees thereof on which the director serves.

               The Committees of the Board of Directors consist of an Audit Committee, on which Mr. Brooks and Ms. Givens serve, and a Compensation Committee, on which Mr. Ashworth and Drs. Dunn, Hill and Moncrief serve. During 1997, the Audit Committee met two times, and the Compensation Committee met two times. The Audit Committee is responsible for recommending the independent public accountants to the Board of Directors, reviewing audit fees and supervising matters relating to audit functions and other financial controls. The Compensation Committee is responsible for approving compensation arrangements for executive officers of the Company, reviewing compensation plans, granting stock options and Restricted Stock and Bonus Stock awards and reviewing employee compensation policies. The Board of Directors has no standing nominating committee.

COMPENSATION OF DIRECTORS

               Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Non-Employee Directors are entitled to receive (i) a retainer equal to $7,000 times the number of years for which the Non-Employee Director is elected payable in restricted shares of the Common Stock at a price per share equal to the closing sales price of the Common Stock as of the date of the annual meeting of shareholders at which the director is elected to serve and (ii) options for the purchase of 6,750 shares of Common Stock automatically issued as of January 1 of each year during which the Non-Employee Director serves the Company at a per share price equal to the closing sales price of the Common Stock on the date of grant. Such newly granted options are immediately exercisable for all shares subject to such options. In addition, Non-Employee Directors receive $2,500 in cash per regular and special meeting of the Board of Directors and $1,000 per committee meeting. The shares of restricted stock are held by the Company, and Non-Employee Directors receive one-third of the shares representing the retainer amount referenced above at the completion of each year of service during the three year term for which they were elected. Board members are reimbursed for their expenses for each meeting attended. In addition, in the first quarter of 1998, each of the Non-Employee Directors received a one-time option grant under the Incentive Plan of 15,000 shares with a per share exercise price equal to the then fair market value of the Common Stock.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
            FOR THE ELECTION OF ALL OF THE PROPOSED CLASS I NOMINEES
                           TO THE BOARD OF DIRECTORS.

PROPOSAL 4:  SELECTION OF AUDITORS

               Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed, subject to the approval of the shareholders, the firm of KPMG Peat Marwick LLP as independent public accountants to audit the Company's consolidated financial statements for the year ending December 31, 1998. If the appointment of KPMG Peat Marwick LLP is not approved by the shareholders, the matter will be referred to the Audit Committee for further review.

               It is anticipated that representatives of KPMG Peat Marwick LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they determine to do so, and will be available to respond to questions at that time.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
             THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S
              INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S
    CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

               The following table sets forth certain information regarding beneficial ownership as of March 31, 1998 (unless otherwise indicated) by (i) all directors, nominees for directors and executive officers, (ii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company and (iii) all directors and officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

                                                                  SHARES        PERCENTAGE OF
                                                               BENEFICIALLY      OUTSTANDING
            NAME AND ADDRESS OF BENEFICIAL OWNER                 OWNED(1)          SHARES
            ------------------------------------               ------------     -------------
Joseph C. Hutts(2).........................................      1,408,885            2.1%
Derril W. Reeves(3)........................................      1,255,954            1.9
Thompson S. Dent(4)........................................      1,243,669            1.9
Richard D. Wright(5).......................................      1,066,780            1.6
John K. Crawford(6)........................................        570,014            *
Ronald B. Ashworth(7)......................................         36,087            *
Sam A. Brooks, Jr.(8)......................................         49,949            *
Winfield Dunn(9)...........................................         56,796            *
C. Sage Givens(10).........................................         60,145            *
Joseph A. Hill, M.D.(11)...................................         65,232            *
Kay Coles James (12).......................................          7,258            *
James A. Moncrief, M.D.(13)................................         65,135            *
AIM Management Group, Inc. (14)............................      6,582,830           10.1
Dresdner RCM Global Investors, LLC (15)....................      4,179,537            6.4
All directors and officers as a group (12 persons)(16).....      5,885,904            8.3

----------

*       Less than 1%.

(1) Includes shares of Common Stock subject to options which may be exercised within 60 days of March 31, 1998. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.

(2)     Includes options to purchase 1,367,692 shares of Common Stock.

(3)     Includes options to purchase 1,079,267 shares of Common Stock.

(4) Includes options to purchase 1,079,267 shares of Common Stock. Of these shares, 130,179 shares are held in four trusts by Mr. Dent for the benefit of members of his immediate family.

(5) Includes options to purchase 1,037,079 shares of Common Stock. Of these shares, 5,972 shares are held by Mr. Wright for the benefit of his minor daughter.

(6) Includes options to purchase 552,171 shares of Common Stock. Of these shares, 4,628 shares are held in trust by Mr. Crawford for the benefit of his two minor daughters.

(7) Includes options to purchase 33,750 shares of Common Stock and 762 shares of restricted Common Stock.

(8) Includes options to purchase 30,375 shares of Common Stock and 412 shares of restricted Common Stock.

(9) Includes options to purchase 52,314 shares of Common Stock and 499 shares of restricted Common Stock.

(10) Includes options to purchase 35,438 shares of Common Stock and 499 shares of restricted Common Stock.

(11) Includes options to purchase 35,438 shares of Common Stock and 499 shares of restricted Common Stock.

(12) Includes options to purchase 6,750 shares of Common Stock and 508 shares of restricted Common Stock.

(13) Includes options to purchase 35,438 shares of Common Stock and 412 shares of restricted Common Stock.

(14) AIM Management Group, Inc. ("AIM") has shared voting power as to 6,582,830 shares. AIM's address is 11 Devonshire Square, London EC2M 4YR England. Information is as of December 31, 1997 and is derived from filings with the Securities and Exchange Commission (the "Commission").

(15) Dresdner RCM Global Investors, LLC ("Dresdner RCM"), a registered investment adviser, is a wholly-owned subsidiary of Dresdner Bank AG. Dresdner RCM's address is Four Embarcadero Center, San Francisco, California 94111. Information is as of December 31, 1997 and is derived from Commission filings.

(16) Includes options to purchase 5,327,479 shares of Common Stock and 3,591 shares of restricted Common Stock.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

               Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Commission.

               Based solely on a review of copies of reports filed with the Commission and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company notes that Kay Coles James inadvertently failed to file an initial report on Form 3 in a timely manner after being appointed to the Board of Directors.

                             EXECUTIVE COMPENSATION

               The following table sets forth summary information concerning compensation paid or accrued by or on behalf of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 (hereinafter, collectively referred to as the "Named Executive Officers") for services rendered in all capacities to the Company for the years ended December 31, 1995, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE


                                      Annual Compensation(1)             Long-Term Compensation
                              ------------------------------------   -----------------------------
  Name and                                                             Securities
 Principal                                                             Underlying       All Other
  Position                    Year      Salary($)       Bonus($)      Options(#)(2)  Compensation($)
  --------                    ----      ---------       --------     -------------  ---------------
Joseph C. Hutts               1997      $586,000      $     --(3)       275,259(4)   $  8,000(5)
  Chairman of the Board,      1996       508,000       178,300(6)       226,593         7,500(7)
  President and Chief         1995       396,000       188,100(8)       206,004        13,836(9)
  Executive Officer


Derril W. Reeves              1997      $416,000      $     --(3)       204,576(4)   $  8,000(5)
  Executive                   1996       358,000       124,810(6)       170,113         7,500(7)
  Vice President              1995       278,000       132,050(8)       150,874        13,490(9)
  and Chief Development
  Officer


Richard D. Wright             1997      $416,000      $     --(3)       204,576(4)   $  8,000(5)
  Executive Vice President,   1996       358,000       124,810(6)       170,113         7,500(7)
  Corporate  Services         1995       278,000       132,050(8)       150,874        11,293(9)



Thompson S. Dent              1997      $416,000      $     --(3)       204,576(4)   $  8,000(5)
  Executive Vice President,   1996       358,000       124,810(6)       170,113         7,500(7)
  Chief Operating             1995       278,000       132,050(8)       150,874        10,806(9)
  Officer and Secretary


John K. Crawford              1997      $316,000       $    --(3)       150,914(4)   $  8,952(5)
  Executive Vice President    1996       258,000        71,325(6)       127,568         8,155(7)
  and Chief Financial Officer 1995       175,000        63,175(8)       113,155         7,731(9)


----------

(1) In 1997, the Company did not pay any perquisites or other personal benefits to the Named Executive Officers. For each of 1995 and 1996 the perquisites and personal benefits paid to each of the Named Executive Officers was less than $50,000 or 10% of the total salary and bonus reported for the Named Executive Officers, and, therefore, the amount of such other annual compensation is not reported.

(2) Reflects the three-for-two stock splits of the Common Stock effected in September 1995 and June 1996.

(3) Options to purchase shares have been forfeited by the recipient as a result of the recipient's election to forego any bonus for 1997.

(4) Of these options, Messrs. Hutts, Reeves, Wright, Dent and Crawford subsequently elected to forfeit options to purchase 38,000, 26,667, 26,667, 26,667 and 17,500 shares of Common Stock, respectively.

(5) Includes the 1997 contributions by the Company to a defined contribution plan of $8,000 for each Named Executive Officer and includes excess premiums paid by the Company in 1997 on term life insurance policies of $952 paid on behalf of Mr. Crawford.

(6) Of these amounts, Messrs. Hutts, Reeves, Wright, Dent and Crawford elected to forego $89,148, $62,404, $24,943, $62,404 and $35,249 in exchange for 3,910, 2,737, 1,094, 2,737 and 1,564 shares of Bonus Stock, respectively. These shares of Bonus Stock vested on May 16, 1997. The shares of Bonus Stock were issued on January 3, 1997 at a per share price of $22.80.

(7) Includes the 1996 contributions by the Company to a defined contribution plan of $7,500 for each Named Executive Officer and includes excess premiums paid by the Company in 1996 on group term life insurance of $655 on behalf of Mr. Crawford.

(8) Of these amounts, Messrs. Hutts, Reeves, Wright, Dent and Crawford elected to forego $94,046, $65,999, $52,807, $65,999 and $31,563 in exchange for 3,732, 2,619, 2,095, 2,619 and 1,252 shares of Bonus Stock, respectively. These shares of Bonus Stock vested on May 16, 1997. The shares of Bonus Stock were issued on January 3, 1996 at a per share price of $25.20.

(9) Includes the 1995 contributions by the Company to a defined contribution plan of $7,500 for each Named Executive Officer and includes excess premiums paid by the Company in 1995 on term life insurance policies of $6,336, $5,990, $3,793, $3,306 and $231 paid on behalf of Messrs. Hutts,
        Reeves, Wright, Dent and Crawford, respectively.


               The following table sets forth information concerning the stock options granted to the Named Executive Officers in 1997:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                      Individual Grants
                       -------------------------------------------------
                                                                         Potential Realizable
                        Number of   Percent of                          Value at Assumed Annual
                       Securities     Total                               Rates of Stock Price
                       Underlying    Options     Exercise               Appreciation for Option
                         Options    Granted to   or Base                         Term(3)
                         Granted  Employees in    Price     Expiration  -----------------------
         Name            (#) (1)   Fiscal Year  ($/Sh) (2)     Date       5% ($)      10% ($)
         ----            -------   -----------  ----------     ----       ------      -------
Joseph C. Hutts......    237,259        6.9%       $27.75     5/16/07   $4,140,603 $10,493,100
                          38,000(4)     1.1         25.00     4/14/00           --          --

Derril W. Reeves.....    177,909        5.1         27.75     5/16/07    3,104,837   7,868,266
                          26,667(4)     0.8         25.00     4/14/00           --          --

Richard D. Wright....    177,909        5.1         27.75     5/16/07    3,104,837   7,868,266
                          26,667(4)     0.8         25.00     4/14/00           --          --

Thompson S. Dent.....    177,909        5.1         27.75     5/16/07    3,104,837   7,868,266
                          26,667(4)     0.8         25.00     4/14/00           --          --

John K. Crawford.....    133,414        3.9         27.75     5/16/07    2,328,318   5,900,415
                          17,500(4)     0.5         25.00     4/14/00           --          --

----------
(1) All options granted to the Named Executive Officers, including the options described above, are immediately exercisable. Options listed in the table were granted under the Company's Amended 1988 Incentive Stock Plan.

(2) Represents the fair market value per share of the Common Stock on the date of the grant of the option.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the Common Stock of 5% and 10% compounded annually from the date of grant to the expiration date. Actual gains, if any, upon the exercise of stock options will depend on the future performance of the Common Stock and the date on which the options are exercised.

(4) Options to purchase these shares of Common Stock have been forfeited by the recipient as a result of the recipient's election to forego any bonus for 1997.

               The following table sets forth information with respect to the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year by the Named Executive Officers:

                       AGGREGATED OPTION EXERCISES IN LAST
                         FISCAL YEAR AND FISCAL YEAR END
                                  OPTION VALUES


                                                             Number of Securities
                                                            Underlying Unexercised         Value of Unexercised
                            Shares                              Options at Fiscal             In-the-Money Options
                           Acquired                                Year-End(#)             at Fiscal Year-End($)(1)
                              on             Value        ----------------------------   -----------------------------
         Name              Exercise(#)    Realized($)     Exercisable     Unexercisable  Exercisable     Unexercisable
         ----              -----------    -----------     -----------     -------------  -----------     -------------
Joseph C. Hutts                 --         $     --        1,130,604            --      $10,017,286            --
Derril W. Reeves                --               --          889,123            --        8,604,135            --
Richard D. Wright               --               --          889,123            --        8,604,135            --
Thompson S. Dent                --               --          889,123            --        8,604,135            --
John K. Crawford            25,000          616,419          517,021            --        3,100,609            --

----------
(1) Based upon the closing sales price of the Common Stock of $27.00 per share as reported on the Nasdaq National Market on December 31, 1997, less the exercise price for the options.

               The Company has not awarded stock appreciation rights to any employee of the Company and has no long-term incentive plans, as such term is defined in Commission regulations.

RETIREMENT PLAN

               The Company developed a supplemental, non-qualified retirement plan (the "Retirement Plan") for certain of the Company's executive officers effective as of January 1, 1997. As of December 31, 1997, under the terms of the Retirement Plan, Messrs. Hutts, Reeves, Wright and Dent (the "Eligible Officers") were eligible to participate. The Company has acquired certain insurance policies with respect to each of the Eligible Officers and funds the Retirement Plan through the development of cash surrender values and death benefits on such policies. The Company may elect to terminate the Retirement Plan at any time.

               The Retirement Plan also provides a death benefit for Eligible Officers while they are employees of the Company. Pursuant to the Retirement Plan, the estate of an Eligible Officer who dies while an employee of the Company will be entitled to receive a taxable death benefit from one to three times the Eligible Officer's salary.

               Retirement Plan benefits are limited to the amount that the Company has paid to fund these policies or any other funding device established by the Company. After the occurrence of a change of corporate control, however, the benefit payable is a straight life annuity (with a ten-year certain period) with annual payments equal to 55% (or, if greater, 2.5% for each year of service) of the Eligible Officer's compensation at the time of the change in control, offset by the actual value of the benefit payable under the PhyCor, Inc. Savings and Profit Sharing Plan (the "401(k) Plan"). In addition, the Retirement Plan provides for additional payments by the Company to offset the effects of excise taxes for which the Eligible Officer may become liable under
Section 4999 of the Code upon a change of corporate control.

               Benefits payable under the Retirement Plan are based upon the average rate of compensation for the three calendar years immediately preceding the Eligible Officer's retirement plus the Company's contribution to the Eligible Officer's account in the 401(k) Plan. Benefits under the Retirement Plan are not subject to offset for Social Security benefits.

               The following table illustrates the total combined estimated annual pension benefits payable to an Eligible Officer at normal retirement age (age 60 under the Retirement Plan) after a change of control based on compensation that is covered under the plans and years of service with the Company and its subsidiaries:

                                 RETIREMENT PLAN


 Average Annual Remuneration
Plus Company Contributions to                   Years of Service at Retirement
   the Company's Qualified      ------------------------------------------------------------
   Retirement Plan (401(k))         15           20           25           30          35
   ------------------------         --           --           --           --          --
       $   200,000              $110,000     $110,000     $125,000     $150,000     $175,000
           300,000               165,000      165,000      187,500      235,000      262,500
           400,000               220,000      220,000      250,000      300,000      350,000
           500,000               275,000      275,000      312,500      375,000      437,500
           600,000               330,000      330,000      375,000      450,000      525,000
           700,000               385,000      385,000      437,500      525,000      612,500
           800,000               440,000      440,000      500,000      600,000      700,000
           900,000               495,000      495,000      562,500      675,000      787,500
         1,000,000               550,000      550,000      625,000      750,000      875,000
         1,100,000               605,000      605,000      687,000      825,000      962,500
         1,200,000               660,000      660,000      750,000      900,000    1,050,000

               As of December 31, 1997, the average three-year compensation, as defined in the Retirement Plan, of the Eligible Officers was: (i) Mr. Hutts, $963,953; (ii) Mr. Reeves, $714,941; (iii) Mr. Wright, $700,444; and (iv) Mr.
Dent, $726,726. The estimated credited years of service for the Eligible Officers were: (i) Mr. Hutts, ten years; (ii) Mr. Reeves, ten years; (iii) Mr. Wright, ten years; and (iv) Mr. Dent, ten years.

EMPLOYMENT CONTRACTS AND TERMINATION AND CHANGE-OF-CONTROL ARRANGEMENTS

               Messrs. Hutts, Reeves, Dent and Wright, entered into Amended and Restated Employment Agreements with the Company which were effective August 1, 1997 (the "Amended Agreements"). The Amended Agreements supersede the employment agreements entered into by each of Messrs. Hutts, Reeves, Dent and Wright as of March 25, 1994 and extend the employment of the Named Executive Officers for an initial period of five years from the date of the execution of the Amended Agreements, unless earlier terminated. Effective as of August 13, 1997, Mr. Crawford entered into an employment agreement with the Company which supersedes Mr. Crawford's employment agreement dated as of January 1, 1995, and extends his employment for an initial period of five years (the "Employment Agreement"). Each Named Executive Officer and the Company will begin to negotiate in good faith for the renewal of the Amended Agreements and the Employment Agreement, commencing 30 months prior to the expiration of the term of the Amended Agreements or Employment Agreement. Failure by the Company and the Named Executive Officer to reach agreement as to the renewal of the Amended Agreement or Employment Agreement by 24 months prior to the expiration of the term, to extend the negotiation period of such Amended Agreement or Employment Agreement, or to reach agreement as to renewal by the end of the extended negotiation period will result in the Amended Agreement or Employment Agreement being terminated without cause.

               Each of the Amended Agreements provides that the Named Executive Officer may terminate his agreement upon giving 90 days prior written notice of termination to the Company; the Employment Agreement provides for 60 days prior written notice of termination. The Amended Agreements and the Employment Agreement also provide that the Company may terminate the Named Executive Officer at any time for cause, which includes a violation by the Named Executive Officer of any material term of the agreement or if the Named Executive Officer is convicted of a felony or commits an act of dishonesty, fraud or embezzlement against the Company or its affiliates.

               In the event the Company terminates a Named Executive Officer without cause, the Company is obligated to pay to such Named Executive Officer all bonuses and unreimbursed expenses owed that have accrued. The Company will also (i) continue to pay the Named Executive Officer's salary for the longer of the remaining term of the Amended Agreement or Employment Agreement or 24 months, (ii) continue to provide insurance and other benefits for the period the salary is paid, (iii) provide that all grants of outstanding options, Restricted Stock, Bonus Stock and any other incentive stock awards become fully vested and
(iv) cause all deferred compensation, supplemental retirement programs and similar programs to become fully funded. In addition, the Employment Agreement provides that if Mr. Crawford's duties or services are materially increased or altered in a manner inconsistent with his position, such action would be deemed a termination without cause and entitle Mr. Crawford to the benefits described above.

               In the event of a merger or consolidation of the Company where the Company does not survive, or survives only as a subsidiary of another company or in the event any person becomes the holder of 50% or more of the Company's outstanding voting securities or has the power, directly or indirectly, to designate a majority of the members of the Board of Directors ("Change of Control") and any of Messrs. Hutts, Dent, Reeves or Wright terminates his Amended Agreement within two years of such event, he will be entitled to the benefits described immediately above. In the event Messrs. Hutts, Dent, Reeves or Wright becomes subject to an excise tax under Section 4999 of the Code as a result of such payments, the Company will provide additional payments to such executive officer to avoid any adverse economic impact from such excise tax.

               In the event Messrs. Hutts, Dent, Reeves or Wright becomes disabled and his disability continues for a period of 60 consecutive days, the Company will pay the disabled executive officer's insurance, bonus and other benefits for a period of six months from the date of the beginning of the disability. The executive officer's salary would be reduced by any disability income paid pursuant to any disability insurance policy maintained under the terms of his Amended Agreement. Messrs. Hutts, Reeves, Dent and Wright have individual disability insurance policies, the premiums for which are paid by the Company. All other officers and employees of the Company, including Mr. Crawford, have disability insurance through a group policy, the premiums for which are also paid by the Company.

               Each of the Named Executive Officer's compensation shall consist of an annual salary determined by the Compensation Committee, vacation, bonuses and reimbursement for all reasonable expenses incurred in the performance of his duties. For 1998, the base cash salary for each of the Named Executive Officers remains at the 1997 levels. Each of Messrs.

Hutts, Reeves, Dent, and Wright and Crawford elected to receive an option grant to purchase 12,030, 11,278, 11,278, 11,278 and 7,519 shares, respectively, at an exercise price per share equal to the then fair market value of the Company's Common Stock in lieu of any cash increase to base salaries. The base salary of the Named Executive Officers may be adjusted each year by the Compensation Committee.

               Under the Amended Agreements and the Employment Agreement, each Named Executive Officer agrees that during the term of the applicable agreement and for a period of 24 months following the expiration or termination of the applicable agreement, the Named Executive Officer will not (i) operate, develop or own any interest in, other than the ownership of less than 5% of the equity securities of a publicly-traded company, any business which has significant (viewed in relation to the business of the Company) activities or has announced an intention to focus significant resources, relating to the ownership, management or operation of multi-specialty medical clinics, physician group practices, independent practice associations, or other similar entities (a "Business"), (ii) compete with the Company or any of its subsidiaries and affiliates in the operation or development of any Business within the United States, (iii) be employed by any business which owns, manages or operates a Business, (iv) interfere with, solicit, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company, its subsidiaries or affiliates and any customer, client, supplier or employee of the Company, its subsidiaries or affiliates, or (v) solicit any employee of the Company, its subsidiaries or affiliates to leave their employment with the Company, its subsidiaries or affiliates, or hire any such employee to work for a Business. In the event the Named Executive Officer is terminated without cause, the above provisions are applicable only for so long as the Company is obligated to pay the Named Executive Officer's compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

               The Compensation Committee of the Board of Directors during 1997 consisted of Mr. Ashworth and Drs. Dunn, Hill and Moncrief. None of the members of the Compensation Committee has at any time been an officer or employee of the Company or any of its subsidiaries, nor have any of the members had any relationship with the Company requiring disclosure by the Company, except for Drs. Hill and Moncrief, whose relationships are described hereinafter under the caption "Certain Relationships and Related Transactions."

EXECUTIVE OFFICERS OF THE COMPANY

               The executive officers of the Company are as follows:

NAME                              AGE   POSITION
----                              ---   --------
Joseph C. Hutts...............    56    Chairman of the Board, President and Chief Executive Officer
Derril W. Reeves..............    54    Executive Vice President and Chief Development Officer
Richard D. Wright.............    52    Executive Vice President, Corporate Services
Thompson S. Dent..............    47    Executive Vice President, Chief Operating Officer and Secretary
John K. Crawford..............    39    Executive Vice President and Chief Financial Officer

               See "Proposal 3: Election of Directors" for information regarding the backgrounds of Messrs. Hutts, Reeves, Wright and Dent.

               Mr. Crawford has served as Executive Vice President since February, 1998, Chief Financial Officer since 1995 and as a Vice President of the Company since 1993. From 1991 to 1993, Mr. Crawford served as Director of Clinic Financial Operations for the Company. Prior to joining the Company, from 1987 to 1991, Mr. Crawford served as a Senior Manager for KPMG Peat Marwick LLP, in Nashville, Tennessee, the Company's independent public accountants.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               This report is submitted by the Compensation Committee of the Company at the direction of the Board of Directors pursuant to rules established by the Commission. This report provides certain data and information regarding the compensation and benefits provided to Mr. Hutts, the Company's Chief Executive Officer, as well as to Messrs. Reeves, Dent, Wright and Crawford.

               The Compensation Committee is responsible for establishing and administering the Company's executive compensation policies and programs within the guidelines of the Company's compensation philosophy. Recommendations relating to the compensation of the Named Executive Officers are made by the Compensation Committee to the Board of Directors, which makes the final decisions as to compensation. Employees serving on the Board of Directors do not participate in the determination of their own compensation.

COMPENSATION PHILOSOPHY

               The Compensation Committee's philosophy is to provide significant ownership opportunity to the Named Executive Officers so that they will continue to be motivated to enhance shareholder return and increase shareholder value. The compensation policies and programs utilized by the Compensation Committee and endorsed by the Board of Directors generally consist of the following:

                o Recommend the Named Executive Officers' total compensation in relation to Company performance;

                o Support the team concept among the Named Executive Officers by providing comparable base compensation amounts;

                o Align base salary and bonus amounts for the Named Executive Officers with annual compensation levels paid to executive officers of companies comparable in size and performance to the Company; and

                o Provide long-term incentive compensation in the form of stock options and Restricted Stock awards based upon a percentage of annual salary to motivate and retain high quality executive officers.

               The compensation program of the Company generally consists of (i) base salary and annual incentive compensation in the form of cash bonuses and/or Bonus Stock awards and (ii) long-term incentive compensation in the form of stock options and Restricted Stock awards.

COMPENSATION

               The Compensation Committee in 1997 utilized the services of an independent compensation consulting firm to further develop the compensation program for the Named Executive Officers. At the suggestion of the consulting firm, the Compensation Committee adopted certain refinements to the Company's compensation and benefit program. The 1997 compensation package for the Named Executive Officers continued to include annual compensation in the form of base salary, but the cash bonus and/or Bonus Stock was replaced with a one-time option grant, as well as long-term compensation in the form of stock options.

               The following briefly describes the sources of compensation:

 Base Compensation

               The Company's annual salary levels are intended to reflect the level of responsibility of the particular executive officer, with increases in salary resulting from the individual performance of the executive officer and the financial results of the Company, as measured by increases over prior year levels of the Company's pre-tax earnings, pre-tax profit margin, return on capital, earnings per share and cash flow from operations. No specific weighting was assigned to any of these factors. In determining the levels of annual compensation payable to the Named Executive Officers, the Company used comparisons to compensation paid to executive officers in companies in the health care industry with comparable operating histories. The companies utilized in the comparison were located throughout the United States and many, but not all, of such companies are included in the peer group indices used in the performance graph included elsewhere in this Proxy Statement.

Annual Incentives

               Actual bonus opportunities are established in recognition of the bonuses paid in the health care industry and in consideration of the level of the position in the Company and resulting impact on business success. The bonus is stated as a percentage of annual salary of the Named Executive Officers and it is paid at the end of the fiscal year. In establishing the level of bonuses actually paid, the Compensation Committee utilizes a formula based upon a comparison of actual earnings per share and return on capital achieved during the year as compared to budgeted amounts for such results. Each of these factors is weighted equally in application of the bonus formula. The Named Executive Officers can make an election to receive their bonus in cash, stock options or Restricted Stock.

Long-Term Compensation

               The Company's long-term compensation strategy includes the grant of stock options and Restricted Stock awards. The Company grants stock options and shares of Restricted Stock to provide a total compensation package that rewards contributions by the executive officers to the Company's long-term stock performance. These grants are intended not only to motivate and retain the Named Executive Officers in the service of the Company, but also to more closely align the Named Executive Officers' interests with those of the Company's shareholders.

               The amount of long-term compensation granted to the Named Executive Officers in 1997 was based upon a consideration of the value of long-term compensation paid by both a broad-based group of 18 similarly sized health care management companies who have been publicly held for several years. In response to the recommendations of the consulting firm, the Compensation Committee targeted the Company's long-term compensation paid to its Named Executive Officers to place the Company at the 75th percentile of the 18 similarly sized companies used in the study.

               The Compensation Committee provided the Named Executive Officers the flexibility to determine the percentage of their long-term compensation to be paid in stock options and in Restricted Stock. In 1997, each of the Named Executive Officers opted to receive stock options rather than Restricted Stock.

COMPENSATION PAID IN 1997 TO THE CHIEF EXECUTIVE OFFICER

Base Salary

               The independent compensation consulting firm retained by the Compensation Committee continued to evaluate compensation levels paid to the Chief Executive Officer. Based upon an analysis of 18 similarly sized health care management companies to which the Company was compared, as well as a broader health care management market as indicated by compensation surveys, the consulting firm recommended a salary increase for the Chief Executive Officer over 1996 levels.

               In response to the recommendations of the consulting firm and in recognition of the performance of Mr. Hutts and the financial results of the Company, the Compensation Committee determined to increase the base salary of Mr. Hutts by 15% over 1996 levels. That salary was based upon the consulting firm's recommendation to target the Company's compensation paid to its Chief Executive Officer to place the Company in the top 25% of the 18 similarly sized companies used in the study. The salary levels were also based upon the Company's improved business results, including, but not limited to, considerations of earnings per share, return on capital, pre-tax earnings, pre-tax profit margin and cash flow from operations over. No specific weighting was assigned by the Compensation Committee or the Board of Directors to any of the factors considered in determining the salary amount for Mr. Hutts.

Annual Incentive for 1997

               The target bonus established for Mr. Hutts for 1997 reflected the continued growth and success of the Company. The Compensation Committee utilized the criteria referenced above under the caption "Annual Incentives" to establish the bonus actually paid up to the target opportunity amount. The percentage bonus opportunity for Mr. Hutts was established at 40% of base salary.

               As with the other Named Executive Officers, the Compensation Committee determined that, for the 1997 fiscal year only, the bonus for the Chief Executive Officer was to be converted to stock options equal to 125% of the target bonus (increased to reflect market and forfeiture risk) divided by the value of the option on January 1, 1998 as determined by the Company. The option for such shares granted to Mr. Hutts was to be earned as of January 1, 1998 and exercisable on March 1, 1998. On January 1, 1998, 38,000 options were accordingly awarded to Mr. Hutts. In February 1998, the Chief Executive Officer, like the other Named Executive Officers, elected to forfeit the bonuses granted to him as of January 1, 1998 for 1997 services to acknowledge the challenges faced by the Company in 1997. Accordingly, the 38,000 options granted to Mr. Hutts were canceled.

Long-Term Incentives

               The Compensation Committee determined to issue to Mr. Hutts options for the purchase of 237,259 shares of Common Stock. The amount was determined based on the continued improved pre-tax margins, earnings and cash flow of the Company and in order to provide the Chief Executive Officer with a percentage of the outstanding shares of the Common Stock in accordance with the consulting firm's target 75th percentile level of comparable companies referenced above

COMPENSATION PAID IN 1997 TO OTHER NAMED EXECUTIVE OFFICERS

Base Salaries

               In 1997 the independent compensation consulting firm retained by the Compensation Committee continued to evaluate compensation levels paid to the Named Executive Officers. Based upon an analysis of 18 similarly sized health care management companies to which the Company was compared, as well as a broader health care management market as indicated by compensation surveys, the consulting firm recommended a salary increase for the Named Executive Officers over 1996 levels.

               In response to the recommendations of the consulting firm and in recognition of the performance of Messrs. Reeves, Dent and Wright and the financial results of the Company, the Compensation Committee determined to increase the base salaries of each of these Named Executive Officers by 16% over 1996 levels. The amount of salary payable to these Named Executive Officers was based upon the consulting firm's recommendation to target the Company's compensation paid to its Named Executive Officers to place the Company in the top 25% of the 18 similarly sized companies used in the study. The salary levels were also based upon the Company's improved business results, including, but not limited to, considerations of earnings per share, return on capital, pre-tax earnings, pre-tax profit margin and cash flow from operations. No specific weighting was assigned by the

Compensation Committee or the Board of Directors to any of the factors considered in determining salary amounts for Messrs. Reeves, Dent and Wright. The amounts payable to Messrs. Reeves, Dent and Wright remained equal in amount in order to promote the Company's team approach to compensation and the understanding that these individuals perform equally vital roles in different aspects of the Company's business.

               The base salary payable to Mr. Crawford was increased by 22% over his 1996 salary in recognition of Mr. Crawford's contributions to the continued success of the Company. Mr. Crawford's salary increase, while influenced by the recommendations of the consulting firm, was based on an assessment of Mr. Crawford's performance and on the Company's improved business results including but not limited to considerations of earnings per share, return on capital, pre-tax earnings, pre-tax profit margin and cash flow from operations. No specific weighting was assigned by the Compensation Committee or the Board of Directors to any of the factors considered in determining salary amounts for Mr. Crawford.

Annual Incentives for 1997

               The target bonuses established for Messrs. Reeves, Dent and Wright for 1997 reflected the continued growth and success of the Company and the goal of providing comparable compensation to these Named Executive Officers in recognition of the team approach to compensation. The Compensation Committee utilized the criteria referenced above under the caption "Annual Incentives" to establish the bonuses actually paid up to the target opportunity amounts. The percentage bonus opportunity for Messrs. Reeves, Dent and Wright was established at 40% of base salary. The criteria utilized to determine Mr. Crawford's bonus included the same financial criteria utilized in establishing the bonus amounts payable to Messrs. Reeves, Dent and Wright. The bonus opportunity for Mr. Crawford was established at 35% of base salary.

               The Compensation Committee determined that, for the 1997 fiscal year only, the bonuses for the Named Executive Officers (and certain other employees who work at corporate headquarters) were to be converted to stock options equal to 125% of the target bonus (increased to reflect market and forfeiture risk) divided by the value of the option on January 1, 1998 as determined by the Company. The option for such shares granted to the employee was to be earned as of January 1, 1998 and exercisable on March 1, 1998. Accordingly, on January 1, 1998, options to purchase 26,667 shares of Common Stock were awarded to each of Messrs. Reeves, Dent and Wright, and an option to purchase 17,500 shares of Common Stock was granted to Mr. Crawford. In February 1998, as an acknowledgment of the challenges the Company faced in 1997, the Named Executive Officers elected to forfeit the bonuses granted to them as of January 1, 1998 for 1997 services. Accordingly, the 26,667 options granted to each of Messrs. Reeves, Dent and Wright and the 17,500 options granted to Mr. Crawford were canceled.

Long-Term Incentives

               The Compensation Committee determined to issue to each of Messrs. Reeves, Dent and Wright options to purchase 177,909 shares of Common Stock. The amounts awarded to each of these Named Executive Officers reflect the team approach to compensation for these individuals, as well as the Committee's perception of their equally vital roles with the Company during 1997 and in recognition of continued improved pre-tax margins, earnings and cash flow of the Company and in order to provide the Named Executive Officers with a percentage of the outstanding shares of the Common Stock in accordance with the consulting firm's target 75th percentile level of comparable companies referenced above. The awards to Mr. Crawford of options to purchase 133,414 shares of Common Stock during 1997 were determined in a similar fashion and in recognition of his service to the Company.

               With the assistance of the independent consulting firm, the Compensation Committee will continue to monitor the financial performance of the Company and its executive officers in reassessing executive compensation.


                                               COMPENSATION COMMITTEE

                                               Dr. Winfield Dunn, Chairman
                                               Ronald B. Ashworth
                                               Dr. Joseph A. Hill
                                               Dr. James A. Moncrief

                          COMPARATIVE PERFORMANCE GRAPH

               The following is a comparative performance graph which compares the percentage change of cumulative total shareholder return on the Common Stock with (a) the performance of a broad equity market indicator, the CRSP Index for Nasdaq Stock Market (US Companies) (the "Broad Index"), and (b) the performance of a published industry index, the CRSP Index for Nasdaq Health Services Stocks (the "Industry Index"). The graph begins on January 1, 1993, and assumes the investment on such date of $100 in the Common Stock, the Broad Index and the Industry Index and assumes that all dividends, if any, were reinvested at the time they were paid.


                                      12/31/92    12/31/93    12/30/94    12/29/95   12/31/96   12/31/97
                                      --------    --------    --------    --------   --------   --------
PHYCOR, INC.........................    100.0       185.5       258.9       734.0      617.8     587.9
Nasdaq Stock Market (US Companies...    100.0       114.8       112.2       158.7      195.2     239.6
Nasdaq Health Services Stocks
SIC 8000-8099 US & Foreign..........    100.0       115.4       123.8       157.2      157.3     160.3

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               Dr. James A. Moncrief, a director of the Company, is Medical Director of the Green Clinic and a partner of The Green Clinic Partnership, with which the Company has entered into a 30-year service agreement in connection with the operation of the Green Clinic. Under the service agreement, the Company receives a management fee equal to clinic expenses incurred by the Company plus a percentage of operating income of the clinic. Dr. Moncrief is also a partner of Medical Clinical Properties Company, an affiliate of The Green Clinic Partnership, which has leased the clinic facility to The Green Clinic Partnership. Such partnership has subleased the facility to the Company for an annual rental of approximately $852,000.

               Dr. Joseph A. Hill, a director of the Company, is a shareholder of Gold, Vann & White, P.A., with which the Company has entered into a 40-year service agreement in connection with the operation of the Doctors' Clinic. Under the service agreement, the Company receives a management fee equal to clinic expenses incurred by the Company plus a percentage of operating income of the clinic.

               Mr. Dent, an executive officer and director of the Company, is a director and shareholder of HRT. The Company's Vero Beach property is leased from HRT by PhyCor of Vero Beach, Inc., a wholly-owned subsidiary of the Company, at a base rental of approximately $1.1 million per year for a term of 15 years. The affiliated physician group in Harlingen, Texas sold its property to HRT, which it then leased from HRT at a base rental of approximately $520,000 per year for a term of 15 years. PhyCor of Harlingen, Inc., a wholly-owned subsidiary of the Company, subleases the Harlingen, Texas property from the affiliated physician group for the same base rental amount. The Company's affiliated Roanoke, Virginia physician group leases properties under a 15-year agreement which includes rent and certain operating expenses. Such payments totaled approximately $6.4 million in 1997. The Company has guaranteed the lease obligations of the physician group to HRT.

               Mr. Hutts, President, Chief Executive Officer and Chairman of the Board of the Company, and Mr. Brooks, a director of the Company, are directors of Quorum. The Company has entered into an agreement with Quorum to obtain access to volume purchasing agreements, materials management support and other services. Total payments by the Company to Quorum for such services during 1997 were approximately $58,000.

               During 1997, the Company owned a minority interest in PhyCor Management Corporation ("PMC) and an option to purchase the remaining interests. Effective March 31, 1998, the Company completed the acquisition of the remaining interests and PMC is now a wholly-owned subsidiary of the Company. In 1997, the Company provided management services to PMC pursuant to an Administrative Services Agreement. For services rendered pursuant to the Administrative Services Agreement, the Company received a fee equal to the costs incurred from providing services plus a fee of 10% of such costs. Mr. Hutts, a director and executive officer of the Company, is a director of PMC. The Company received total payments of approximately $1.0 million in 1997 pursuant to the Administrative Services Agreement, including reimbursement of costs incurred equal to approximately $949,000.

                              SHAREHOLDER PROPOSALS

               If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy materials for the 1999 annual meeting of shareholders, the proposal must comply with the Commission's proxy rules, be stated in writing and be submitted on or before November 30, 1998. Any proposals should be mailed to the Company at 30 Burton Hills Boulevard, Suite 400, Nashville, Tennessee 37215, Attention: Thompson S. Dent, Secretary.

                                  OTHER MATTERS

               The Board of Directors is not aware of any other matters to be brought before the Annual Meeting. If any other matters, however, are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

               UPON THE WRITTEN REQUEST OF ANY HOLDER OF THE COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE COMMISSION. REQUESTS SHOULD BE DIRECTED TO JOHN K. CRAWFORD, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, PHYCOR, INC., 30 BURTON HILLS BOULEVARD, SUITE 400, NASHVILLE, TENNESSEE 37215.


                                 By Order of the Board of Directors,

                                 /s/ THOMPSON S. DENT

                                 Thompson S. Dent
                                 Secretary

                                                                      APPENDIX A


                                  PHYCOR, INC.
                       AMENDED 1988 INCENTIVE STOCK PLAN

        1. Name of the Plan. This incentive stock plan has been amended by action of the board of directors of PhyCor, Inc. (the "Board") on April 21, 1998, as the PhyCor, Inc. Amended 1988 Incentive Stock Plan.

        2. The Purpose of the Plan. The Plan is intended to provide an opportunity for individuals performing services to PhyCor, Inc., a Tennessee corporation (the "Corporation"), including officers, directors and key employees of the Corporation and its subsidiaries ("Subsidiaries"), as subsidiaries are defined in Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), to acquire shares of the Corporation's common stock, no par value per share ("Common Stock") and to provide for additional comp the applicable year (the "Bonus Stock"), each providing an equity interest in the Corporation's business as an incentive for service or continued service with the Corporation and to aid the Corporation in retaining and obtaining key personnel of outstanding ability. As used herein, "Option" refers to an Incentive Stock Option or a Non-Qualified Stock Option. The term "Award" means the award pursuant to the terms of this Plan of an Option, Restricted Stock or Bonus Stock.

        3. Stock Subject to the Plan. The maximum numbers of shares of Common Stock which may be issued under Awards granted under the Plan is 18,300,000 (subject to adjustments pursuant to Section 11), which may be either authorized and unissued shares or shares that are held in the treasury of the

Corporation, as shall be determined by the Board. If an Option expires or terminates for any reason without being exercised in full, or an Award of Restricted Stock or Bonus Stock is forfeited hereunder, the shares of Common Stock represented by such Option or Award shall again be available for purposes of the Plan.

        4. Administration of the Plan. This Plan shall be administered by a committee composed of at least two individuals (or such number that satisfies section 162(m)(4)(C) of the Code and Rule 16b-3 of the Securities Exchange Act of 1934) who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the "compensation committee" or are otherwise designated to administer the Plan (the "Committee"). The Committee shall have full authority in its discretion to determine the eligible persons to whom Options shall be granted and the terms and provisions of Awards and the eligible persons to whom Restricted Stock and Bonus Stock shall be issued and the terms and restrictions of such issuances of Restricted Stock and Bonus Stock, each subject to the Plan. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by such persons, their present and potential contributions to the Corporation and any other factors which the Committee deems relevant. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective agreements which represent each Award (hereinafter, an "Agreement"), which need not be identical; to determine the restrictions on transferability of Common Stock acquired upon exercise of Options and the restrictions, conditions, terms of forfeiture and vesting applicable to the issuance of Restricted Stock and Bonus Stock (which restrictions need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan.

        The Committee may delegate authority to the president or chief executive officer of the Corporation to amend any Agreement except those relating to officers and directors of the Corporation, in the manner specified in a written delegation to modify the exercisability or vesting of the Award or in any other manner that is specified in a written delegation by the Committee.

        5. Eligibility and Limits. Awards may be granted to employees and directors as are selected by the Committee. Incentive Stock Options may, however, only be granted to employees of the Corporation and its present or future Subsidiaries. The aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable by an individual for the first time during any calendar year, taking into account Incentive Stock Options granted under this Plan and under all other plans of the Corporation or Subsidiary corporations shall not exceed $100,000. No employee of the Company or a Subsidiary may receive Options with respect to more than 750,000 shares of Common Stock (which number of shares shall be subject to adjustments pursuant to Section 11 herein) during any calendar year

        6. Incentive Stock Options and Non-Qualified Stock Options. At the time any Option is granted under this Plan, the Committee shall determine whether said Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified to designate its status as an Incentive Stock Option or a Non-Qualified Stock Option. The number of shares as to which Incentive Stock Options and Non-Qualified Stock Options shall be granted shall be determined by the Committee in its sole discretion, subject to the limitations of Section 3 and Section 5. At the time any Incentive Stock Option granted under this Plan is exercised, the certificates representing the shares of Common Stock purchased pursuant to said Option shall be clearly identified by legend as representing shares purchased upon exercise of an Incentive Stock Option.

        7. Terms and Conditions of Awards. Subject to the following provisions, all Awards shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine.

        (a)     Option Price.

                (i) Incentive Stock Options. The Option price per share shall in no event be less than 100% of the fair market value per share of the Common Stock on the date the Option is granted as described in (b) below. If the employee owns (as defined in Code section 424) more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of its parent or Subsidiary, the Option price per share shall not be less than 110% of the fair market value per share of the Common Stock on the date the Option is granted as described in (b) below.

                (ii) Non-Qualified Options. The Option price per share shall not be less than 50% of the fair market value per share of the Common Stock on the date the Option is granted as described in (b) below.

                (iii) Fair Market Value. For purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock as reported on the Nasdaq National Market System (or such other exchange that is at the time, the primary exchange on which the Common Stock is traded).

                (iv) If the Common Stock is not publicly traded, Fair Market Value shall be the value determined in good faith by the Committee. However, such determination shall not take into account any restriction on the stock, except for a restriction which by its terms will never lapse.

        (b) Date of Grant. The date the Award is granted shall be the date on which the Committee has determined the recipient of the Award, the number of shares covered by the Award and has taken all such other action as is necessary to complete the grant of the Award, or such prospective date thereafter that is specified in the Award. Accordingly, the date an Award is granted may be deemed to be prior to the approval of this Plan or an amendment by the shareholders of the Corporation and prior to the time that an Agreement is executed by a Participant and the Company.

        (c) Option Term. No Option shall be exercisable after the expiration of ten years from the date the Option is granted, unless provided otherwise in an Agreement that covers a Non-Qualified Stock Option. No Incentive Stock Option granted to an employee who at the time of grant owns (as defined in Code section
424) more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of its parent or Subsidiary shall be exercisable after the expiration of five years from the date it is granted.

        (d) Payment. Unless otherwise provided by the Agreement, payment of the exercise price of an Option shall be made in cash (including an exercise involving the pledge of shares and a loan through a broker described in Securities Exchange Commission Regulation T), Common Stock that was acquired at least six months prior to the exercise of the Award, other consideration acceptable to the Committee, or a combination thereof. Such payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued until full payment therefor has been made.

        (e) Status of Option Holder. The holder of an Option shall, as such, have none of the rights of a stockholder.

        (f) Nontransferability of Awards. In general, Awards shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by him. Provided, however, that a Participant may transfer a Non-Qualified Stock Option or Restricted Stock or Bonus Stock to the extent permitted by the Committee and set forth in the Agreement evidencing the Award.

        (g) Termination of Employment; Disability; Retirement or Death. Except as provided below, an Option may not be exercised by a holder unless he has been an employee continually from the date of the grant until the date ending three months before the date of exercise. If the holder of an Option dies, such Option may be exercised by a legatee or legatees of the holder under his last will, or by his personal representative or distributee, at any time during the twelve-month period following his death. If a holder is discharged as an employee, or removed as a director, for cause, as determined by the Committee, Options held by him shall not be exercisable after such discharge or removal. If a holder ceases to be an employee by reason of permanent disability, within the meaning of section 22(e)(3) of the Code ("Disability"), all Options held by the holder may be exercised at any time during the twelve-month period following the Disability. Upon a holder's Retirement (as defined below), Disability or Death, all Options held by the holder shall become fully exercisable as to the full number of shares covered thereby notwithstanding any vesting schedule contemplated in the Option. As used herein, "retirement" shall mean (i) the holder is at least 60 years old and has continuously been employed by the Corporation or a subsidiary for a period of at least five years, or is at least 55 years old and has continuously been employed by the Corporation or a subsidiary for a period of at least twenty years, and (ii) the holder has given written notice in a form satisfactory to the Committee of his permanent retirement. Notwithstanding this subparagraph (f), no Incentive Stock Option may be exercised more than ten years after the date on which it was granted. For purposes of this subparagraph (f), a holder shall be deemed to be an employee or director so long as the holder is an employee or director of a parent or Subsidiary of the Corporation or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder in a transaction to which section 424(a) of the Code is applicable. The provisions of this Section 7(g) shall be deemed to apply to any outstanding Option without regard to when such Option was granted by the Committee.

        (h) Limited Rights of Exercise. Notwithstanding any vesting schedule contained in an Agreement, an Option may be exercised during the Option term as to the full number of shares covered by the Option, and all restrictions and risks of forfeiture with respect to Restricted Stock and Bonus Stock shall lapse, if: (1) a tender offer or exchange offer has been made for shares of Common Stock, provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of Common Stock pursuant to such offer;
(2) the stockholders of the Corporation have approved a definitive agreement (a "Merger Agreement") to merge or consolidate with or into another corporation pursuant to which the Corporation will not survive or will survive only as a subsidiary of another corporation (the "Transaction"), or to sell or otherwise dispose of all or substantially all of its assets, (3) any person or group (as such terms are defined in section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act")), becomes the beneficial owner (as such term is defined in Rule 13(d) pursuant to the Act) of 50% or more of the outstanding shares of Common Stock. If any of the events specified in this subparagraph (g) (a "Change in Control") have occurred, the Option shall be fully exercisable: (x) in the event of a tender offer or exchange offer as described in clause (1) above, during the term of the tender or exchange offer and for a period of 30 days thereafter; (y) in the event of execution of a Merger Agreement as defined in clause (2) above, within a 30-day period commencing on the date of execution of a Merger Agreement, and the Option holder may condition such exercise upon the consummation of the Transaction; or (z) in the event of an event described in clause (3) above, within a 30-day period commencing on the date upon which the Corporation is provided a copy of Schedule 13D or 13G (filed pursuant to section 13(d) or 13(g) of the Act and the rules and regulations promulgated thereunder) indicating that any person or group has become the beneficial owner of 50% or more of the outstanding shares of Common Stock or, if the Corporation is not subject to section 13(d) of the Act, within a 30-day period commencing on the date upon which the Corporation receives written notice that any person or group has become the beneficial owner of 50% or more of the outstanding shares of Common Stock. The provisions of this Section 7(h) shall be deemed to apply to any outstanding Option without regard to when such Option was granted by the Committee. Moreover, unless the Option holder specifically elects otherwise, if the Option holder exercises less than all the Options as to which vesting is accelerated pursuant to this Section 7(h), the Options exercised shall be deemed to be those which had the latest vesting date.

        (i) Upon exercise of a Nonqualified Stock Option by, or upon the vesting of Restricted Stock or Bonus Stock with respect to a Participant who is an employee of the Corporation or a Subsidiary, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Corporation amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Corporation for such requirements. Such withholding requirements shall not apply to the exercise of an Incentive Stock Option, or to a disqualifying disposition of Common Stock that is acquired with an Incentive Stock Option, unless the Committee gives the Participant notice that withholding described in this
Section is required. In addition, an employee who files an election with the Internal Revenue Service under section 83(b) of the Code to include the fair market value of any Award of Restricted Stock in gross income while such Restricted Stock is still subject to restrictions shall promptly furnish the Corporation with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

        8. Restricted Stock Awards. (a) Subject to the provisions of Section 9 below, awards of Restricted Stock may be granted under the Plan to employees in such form and on such terms and conditions, including, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such shares during the Restricted Period (as defined in Section 8(b) below) and the requirement that the employee receiving the award of Restricted Stock forfeit such shares back to the Corporation upon termination of employment within the Restricted Period, and in such amounts as the Committee may from time to time approve. Restricted Stock awards may be granted alone, in addition to or in tandem with other awards under this Plan.

        (b) At the time the award of Restricted Stock is made to an employee of the Corporation, the Restricted Stock shall be issued in the name of the employee but held by the Corporation during the period of time such Restricted Stock is subject to forfeiture (the "Restricted Period"). During the Restricted Period, the Restricted Stock may not be sold, assigned, transferred, made subject to a gift or otherwise disposed of, mortgaged, pledged or encumbered. The restrictions will lapse, and the Restricted Stock will be delivered to an employee, in three equal installments commencing on the third anniversary of issuance or upon such other times or upon the occurrence of such other conditions as the Committee may provide at the time of the award.

        (c) Employees awarded Restricted Stock shall be the owners of the Restricted Stock and shall have all the rights of a shareholder, including the right to receive dividends paid on such Restricted Stock, the right to receive consideration in exchange for such Restricted Stock in a merger, consolidation, share exchange, tender or exchange offer, or other business combination involving the Corporation and the right to vote such Restricted Stock.

        (d) Restricted Stock awards issued to an employee of the Corporation shall be issued in the name of such employee and held by and deposited with the Corporation on behalf of such employee, with a stock power endorsed in blank, and shall bear an appropriate legend restricting the transferability of such Restricted Stock. An employee shall be entitled to delivery of stock certificates representing the Restricted Stock only when and as they become vested.

        (e) Restricted Stock awarded to such employee shall be forfeited if and when such employee ceases to be an employee of the Corporation or a subsidiary or parent corporation during the Restricted Period or when any prescribed condition for the lapse or termination of restrictions is not satisfied. The restrictions will lapse and the Restricted Stock will be immediately delivered to (i) an employee upon his Retirement, Disability or a Change in Control and
(ii) an employee's legatee or personal representative upon an employee's death. If forfeited, such Restricted Stock shall become the property of the Corporation and shall again immediately become available for award under the Plan and all of the rights of the employee in such Restricted Stock shall terminate without further obligation on the part of the Corporation.

        9. Bonus Stock. (a) Subject to the provisions of Section 9(f) and
Section 10 hereof, the Committee may determine that portions of the bonus of certain employees designated by the Committee may be paid through awards of Bonus Stock valued at 80% of the fair market value of the Common Stock on the date of grant and may be granted under the Plan in such form and on such terms and conditions and in such amounts as the Committee may from time to time approve. Bonus Stock awards may be granted alone, in addition to or in tandem with other awards under this Plan.

           (b) At the time the award of Bonus Stock is made to an employee of the Corporation, the Bonus Stock shall be issued but held by the Corporation during the period of time such Bonus Stock is subject to forfeiture (the "Bonus Stock Restricted Period"). During the Bonus Stock Restricted Period, such Bonus Stock may not be sold, assigned, transferred, made subject to a gift or otherwise disposed of, mortgaged, pledged or encumbered. The restrictions will lapse, and the Bonus Stock will be delivered to the employee, on the second anniversary after the date of grant or upon such other times or upon the occurrence of such other conditions as the Committee may provide at the time of the award.

           (c) Employees awarded Bonus Stock shall be the owners of the Bonus Stock and shall have all the rights of a shareholder, including the right to receive dividends paid on such Bonus Stock, the right to receive consideration in an acquisition of the Corporation and the right to vote such Bonus Stock, during the Bonus Stock Restricted Period.

           (d) Bonus Stock awards issued to an employee of the Corporation shall be issued in the name of such employee and held by and deposited with the Corporation on behalf of such employee, with a stock power endorsed in blank, and shall bear an appropriate legend restricting the transferability of such Bonus Stock.

An employee shall be entitled to delivery of stock certificates representing the Bonus Stock only when shares become vested.

           (e) Each employee's right to receive Bonus Stock awarded to such employee shall be forfeited if and when such employee ceases to be an employee of the Corporation or a subsidiary or parent corporation during the Bonus Stock Restricted Period or when any prescribed condition for the lapse or termination of restrictions is not satisfied. Bonus Stock shall become vested and be immediately delivered to (i) an employee upon his Disability, Retirement or a Change in Control and (ii) an employee's legatee or personal representative upon an employee's death. If forfeited, such Bonus Stock shall become the property of the Corporation and shall again immediately become available for award under the Plan and all of the rights of the employee in such Bonus Stock shall terminate without further obligation on the part of the Corporation.

           (f) An employee who files an election with the Internal Revenue Service to include the fair market value of any Bonus Stock in gross income while such Bonus Stock is still subject to restrictions shall promptly furnish the Corporation with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

           (g) Notwithstanding the foregoing provisions of this Section 8, no more than 50% of an employee's annual bonus may be payable in shares of Bonus Stock. If an employee desires his bonus be paid in shares of Bonus Stock, such employee must submit in writing to the Committee the percentage of such officer's annual bonus the officer requests to be paid in Bonus Stock. The Committee may, in its sole discretion, issue Bonus Stock in the amount requested by the employee or issue fewer shares of Bonus Stock than requested by the employee.

        10. Ownership of Stock by Employees. In granting awards of Restricted Stock and issuing shares of Bonus Stock, the Committee desires for the employees of the Corporation to maintain their ownership interest in the Corporation. Each employee of the Corporation, as designated by the Committee, who receives an award of Restricted Stock or Bonus Stock pursuant to Sections 8 and 9 is encouraged to maintain an ownership interest in the Common Stock of the Corporation at least two times the employee's annual salary. For all other employees of the Corporation who receive grants of Restricted Stock or Bonus Stock, such employees are encouraged to maintain upon the consummation of any sale of Restricted Stock and/or Bonus Stock, Common Stock equal to at least the employee's annual salary. The provisions of this Section 10 shall not apply to employees of the Corporation until five years following the date of the employee's first award of Restricted Stock or Bonus Stock, whichever is earlier.

        11. Changes in Capitalization; Merger: Liquidation. The number of shares of Common Stock subject to Restricted Stock and Bonus Stock awards, the number of shares of Common Stock as to which Options may be granted, the number of shares covered by each outstanding Option, and the price per share in each outstanding Option, shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares, (ii) the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or (iii) any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

        If the Corporation shall be the surviving corporation in any merger, share exchange or consolidation, recapitalization, reclassification of shares or similar reorganization, the recipient of each award of Restricted Stock and Bonus Stock and the holder of each outstanding Option shall be entitled to receive or purchase, as applicable, at the same times and upon the same terms and conditions as are then provided in the relevant Agreement, the number and class of shares of Common Stock or other securities to which a holder of the number of options or shares of Common Stock at the time of such transaction would have been entitled to receive as a result of such transaction.

        In the event of any such changes in capitalization of the Corporation, the Committee may make such additional adjustments in the number and class of shares of Common Stock or other securities with respect to which outstanding Options are exercisable and with respect to which future Options may be granted and with respect to outstanding awards of Restricted Stock and Bonus Stock and with respect to future grants of Restricted Stock and Bonus Stock as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of this Section 11.

        A dissolution or liquidation of the Corporation shall cause each outstanding Award to terminate.

        Upon a merger, share exchange, consolidation or other business combination in which the Corporation is not the surviving corporation, the surviving corporation shall substitute another award of restricted stock and/or options with equivalent value as to an outstanding Award in a transaction to which section 424(a) of the Code is applicable. In the event of a change of the Corporation's shares of Common Stock with par value in or the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan. Except as expressly provided in this Section 11, the holder of a Option shall have no rights by reason of any subdivision or combination of shares of Common Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock of any class or by reason of any dissolution, liquidation, merger, share exchange or consolidation or distribution to the Corporation's stockholders of assets of stock of another corporation, and any issue by the Corporation of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, shall not affect, and no adjustment by reasons thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger, share exchange or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        12. Termination and Amendment of the Plan. The Plan shall remain in effect until terminated by the Board. Upon termination of the Plan, no Awards shall be granted under the Plan after that date, but any Awards granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Plan may be terminated, modified or amended by the shareholders or the Board of Directors of the Corporation provided, however, that:

        (a) No such termination, modification or amendment without the consent of the holder of an Award shall adversely affect his rights under such Award; and

        (b) Any modification or amendment which would increase the aggregate number of shares of PhyCor Common Stock which may be issued under the Plan (other than a change pursuant to Section 11 hereof) must be approved by the shareholders of the Corporation before such shares of PhyCor Common Stock are issued. Any modification or amendment which would (1) modify the designation of the persons eligible to receive Options under the Plan, or (2) materially increase the benefits accruing to holders of Options granted or to be granted under the Plan, within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission under the Act, as amended, shall be effective only if it is approved by the shareholders of the Corporation at the next annual meeting of shareholders after the date of adoption by the Board of Directors of such modification or amendment.

        13. Effective Date of Plan and Amendments. This Plan is effective upon its adoption by the Board; provided that any Awards granted with respect to shares of Common Stock that were reserved for the Plan on the date of Board adoption shall become void if this Plan is not approved by a majority vote of the shareholders of Common Stock voting at a meeting of shareholders within 12 months of the date of the adoption of the Plan by the Board. Any Incentive Stock Options granted pursuant to an increase in the number of shares authorized for issuance under Section 3 hereof shall become void if the increase in such shares is not approved by a majority vote of the shareholders of Common Stock voting at a meeting of shareholders within 12 months of the date of the adoption of the increase by the Board. No Incentive Stock Option may be granted under this Plan with respect to the shares of Common Stock identified in Section 3 more than ten years after (i) the date that such shares were authorized by the Board for issuance under the Plan at the time this Plan was adopted or, (ii) if the number of shares available under the Plan are increased by an amendment to Section 3, the date that such amendment was adopted by the Board or, if sooner, the date the amendment is approved by the shareholders of the Company. Incentive Stock Options granted before such respective dates shall remain valid in accordance with their terms.

        14. Incentive Stock Option Plan. All Incentive Stock Options to be granted hereunder are intended to comply with sections 421 and 422 of the Code, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

                                                                      APPENDIX B



                                  PHYCOR, INC.
                           1998 INCENTIVE STOCK PLAN

        1. Name of the Plan. This incentive stock plan has been established by action of the board of directors of PhyCor, Inc. (the "Board") on April 21, 1998, as the PhyCor, Inc. 1998 Incentive Stock Plan.

        2. The Purpose of the Plan. The Plan is intended to provide an opportunity for individuals performing services to PhyCor, Inc., a Tennessee corporation (the "Corporation"), including officers, directors and key employees of the Corporation and its subsidiaries ("Subsidiaries"), as subsidiaries are defined in Section 424(f) of the Internal Revenue Code of 1986 (the "Code"), to acquire shares of the Corporation's common stock, no par value per share ("Common Stock") and to provide for additional compensation based on appreciation of the Corporation's stock. The Plan provides for the (i) grant of incentive stock options, as defined in section 422 of the Code, ("Incentive Stock Options") (ii) stock options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options"), (iii) issuances of restricted shares of Common Stock, no par value per share (the "Restricted Stock") to key employees and (iv) shares of Common Stock issuable to key employees of the Company as part of such employee's bonus for the applicable year (the "Bonus Stock"), each providing an equity interest in the Corporation's business as an incentive for service or continued service with the Corporation and to aid the Corporation in retaining and obtaining key personnel of outstanding ability. As used herein, "Option" refers to an Incentive Stock Option or a Non-Qualified Stock Option. The term "Award" means the award pursuant to the terms of this Plan of an Option, Restricted Stock or Bonus Stock.

        3. Stock Subject to the Plan. The maximum numbers of shares of Common Stock which may be issued under Awards granted under the Plan is 6,000,000 (subject to adjustments pursuant to Section 11), which may be either authorized and unissued shares or shares that are held in the treasury of the

Corporation, as shall be determined by the Board. If an Option expires or terminates for any reason without being exercised in full, or an Award of Restricted Stock or Bonus Stock is forfeited hereunder, the shares of Common Stock represented by such Option or Award shall again be available for purposes of the Plan.

        4. Administration of the Plan. This Plan shall be administered by a committee composed of at least two individuals (or such number that satisfies section 162(m)(4)(C) of the Code and Rule 16b-3 of the Securities Exchange Act of 1934) who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the "compensation committee" or are otherwise designated to administer the Plan (the "Committee"). The Committee shall have full authority in its discretion to determine the eligible persons to whom Options shall be granted and the terms and provisions of Awards and the eligible persons to whom Restricted Stock and Bonus Stock shall be issued and the terms and restrictions of such issuances of Restricted Stock and Bonus Stock, each subject to the Plan. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by such persons, their present and potential contributions to the Corporation and any other factors which the Committee deems relevant. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective agreements which represent each Award (hereinafter, an "Agreement"), which need not be identical; to determine the restrictions on transferability of Common Stock acquired upon exercise of Options and the restrictions, conditions, terms of forfeiture and vesting applicable to the issuance of Restricted Stock and Bonus Stock (which restrictions need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan.

        The Committee may delegate authority to the president or chief executive officer of the Corporation to amend any Agreement in the manner specified in a written delegation to modify the exercisability or vesting of the Award or in any other manner that is specified in a written delegation by the Committee.

        5. Eligibility and Limits. Awards may be granted to employees and directors as are selected by the Committee. Incentive Stock Options may, however, only be granted to employees of the Corporation and its present or future Subsidiaries. The aggregate fair market value (determined as of the time an Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable by an individual for the first time during any calendar year, taking into account Incentive Stock Options granted under this Plan and under all other plans of the Corporation or Subsidiary corporations shall not exceed $100,000. No employee of the Company or a Subsidiary may receive Options with respect to more than 750,000 shares of Common Stock during any calendar year (which number of shares shall be subject to adjustments pursuant to Section 11 herein).

        6. Incentive Stock Options and Non-Qualified Stock Options. At the time any Option is granted under this Plan, the Committee shall determine whether said Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified to designate its status as an Incentive Stock Option or a Non-Qualified Stock Option. The number of shares as to which Incentive Stock Options and Non-Qualified Stock Options shall be granted shall be determined by the Committee in its sole discretion, subject to the limitations of Section 3 and Section 5. At the time any Incentive Stock Option granted under this Plan is exercised, the certificates representing the shares of Common Stock purchased pursuant to said Option shall be clearly identified by legend as representing shares purchased upon exercise of an Incentive Stock Option.

        7. Terms and Conditions of Awards. Subject to the following provisions, all Awards shall be in such form and upon such terms and conditions as the Committee, in its discretion, may from time to time determine.

        (a)     Option Price.

                (i) Incentive Stock Options. The Option price per share shall in no event be less than 100% of the fair market value per share of the Common Stock on the date the Option is granted. If the employee owns (as defined in Code section 424) more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of its parent or Subsidiary, the Option price per share shall not be less than 110% of the fair market value per share of the Common Stock on the date the Option is granted.

                (ii) Non-Qualified Options. The Option price per share shall not be less than 50% of the fair market value per share of the Common Stock on the date the Option is granted.

                (iii) Fair Market Value. For purposes of this Plan, and as used herein, the "fair market value" of a share of Common Stock is the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock as reported on the Nasdaq National Market System (or such other exchange that is at the time, the primary exchange on which the Common Stock is traded).

        (b) Date of Grant. The date the Award is granted shall be the date on which the Committee has determined the recipient of the Award, the number of shares covered by the Award and has taken all such other action as is necessary to complete the grant of the Award. Accordingly, the date an Award is granted may be deemed to be prior to the approval of this Plan or an amendment by the shareholders of the Corporation and prior to the time that an Agreement is executed by a Participant and the Company.

        (c) Option Term. No Option shall be exercisable after the expiration of ten years from the date the Option is granted, unless provided otherwise in an Agreement that covers a Non-Qualified Stock Option. No Incentive Stock Option granted to an employee who at the time of grant owns (as defined in

Code section 424) more than 10% of the total combined voting power of all classes of the Corporation's stock or of the stock of its parent or Subsidiary shall be exercisable after the expiration of five years from the date it is granted.

        (d) Payment. Unless otherwise provided by the Agreement, payment of the exercise price of an Option shall be made in cash, Common Stock that was acquired at least six months prior to the exercise of the Award, other consideration acceptable to the Committee, or a combination thereof. Such payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued until full payment therefor has been made.

        (e) Status of Option Holder. The holder of an Option shall, as such, have none of the rights of a stockholder.

        (f) Nontransferability of Awards. In general, Awards shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by him. Provided, however, that a Participant may transfer a Non-Qualified Stock Option or Restricted Stock or Bonus Stock to the extent permitted by the Committee and set forth in the Agreement evidencing the Award.

        (g) Termination of Employment; Disability; Retirement or Death. Except as provided below, an Option may not be exercised by a holder unless he has been an employee continually from the date of the grant until the date ending three months before the date of exercise. If the holder of an Option dies, such Option may be exercised by a legatee or legatees of the holder under his last will, or by his personal representative or distributee, at any time during the twelve-month period following his death. If a holder is discharged as an employee, or removed as a director, for cause, as determined by the Committee, Options held by him shall not be exercisable after such discharge or removal, unless otherwise provided herein. If a holder ceases to be an employee by reason of permanent disability, within the meaning of section 22(e)(3) of the Code ("Disability"), all Options held by the holder may be exercised at any time during the twelve-month period following the Disability. Upon a holder's Retirement (as defined below), Disability or Death, all

Options held by the holder shall become fully exercisable as to the full number of shares covered thereby notwithstanding any vesting schedule contemplated in the Option. As used herein, "retirement" shall mean (i) the holder is at least 60 years old and has continuously been employed by the Corporation or a subsidiary for a period of at least five years, or is at least 55 years old and has continuously been employed by the Corporation or a subsidiary for a period of at least twenty years, and (ii) the holder has given written notice in a form satisfactory to the Committee of his permanent retirement. Notwithstanding this subparagraph (f), no Incentive Stock Option may be exercised more than ten years after the date on which it was granted. For purposes of this subparagraph (f), a holder shall be deemed to be an employee or director so long as the holder is an employee or director of a parent or Subsidiary of the Corporation or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder in a transaction to which section 424(a) of the Code is applicable. The provisions of this Section 7(g) shall be deemed to apply to any outstanding Option without regard to when such Option was granted by the Committee.

        (h) Limited Rights of Exercise. Notwithstanding any vesting schedule contained in an Agreement, an Option may be exercised during the Option term as to the full number of shares covered by the Option, and all restrictions and risks of forfeiture with respect to Restricted Stock and Bonus Stock shall lapse, if: (1) a tender offer or exchange offer has been made for shares of Common Stock, provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of Common Stock pursuant to such offer; (2) the stockholders of the Corporation have approved a definitive agreement (a "Merger Agreement") to merge or consolidate with or into another corporation pursuant to which the Corporation will not survive or will survive only as a subsidiary of another corporation (the "Transaction"), or to sell or otherwise dispose of all or substantially all of its assets, (3) any person or group (as such terms are defined in section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act")), becomes the beneficial owner (as such term is defined in Rule 13(d) pursuant to the

Act) of 50% or more of the outstanding shares of Common Stock, or (4) the individuals who, as of the date of this Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by PhyCor's stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest. If any of the events specified in this subparagraph (g) (a "Change in Control") have occurred, the Option shall be fully exercisable: (x) in the event of a tender offer or exchange offer as described in clause (1) above, during the term of the tender or exchange offer and for a period of 30 days thereafter; (y) in the event of execution of a Merger Agreement as defined in clause (2) above, within a 30-day period commencing on the date of execution of a Merger Agreement, and the Option holder may condition such exercise upon the consummation of the Transaction; (z) in the event of an event described in clause (3) above, within a 30-day period commencing on the date upon which the Corporation is provided a copy of Schedule 13D or 13G (filed pursuant to section 13(d) or 13(g) of the Act and the rules and regulations promulgated thereunder) indicating that any person or group has become the beneficial owner of 50% or more of the outstanding shares of Common Stock or, if the Corporation is not subject to section 13(d) of the Act, within a 30-day period commencing on the date upon which the Corporation receives written notice that any person or group has become the beneficial owner of 50% or more of the outstanding shares of Common Stock or (a) if a change in the Incumbent Board occurs pursuant to clause (4) above, within a 30 day period commencing upon the date the Option holder was given notice of the change in the Board composition. The provisions of this Section 7(h) shall be deemed to apply to any outstanding Option without regard to when such Option was granted by the Committee. Moreover, unless the Option holder specifically elects otherwise, if the Option holder exercises less than all the Options as to which vesting is accelerated pursuant to this Section 7(h), the Options exercised shall be deemed to be those which had the latest vesting date.

        (i) Upon exercise of a Nonqualified Stock Option by, or upon the vesting of Restricted Stock or Bonus Stock with respect to a Participant who is an employee of the Corporation or a Subsidiary, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares, pay to the Corporation amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Corporation for such requirements. Such withholding requirements shall not apply to the exercise of an Incentive Stock Option, or to a disqualifying disposition of Common Stock that is acquired with an Incentive Stock Option, unless the Committee gives the Participant notice that withholding described in this
Section is required. In addition, an employee who files an election with the Internal Revenue Service under section 83(b) of the Code to include the fair market value of any Award of Restricted Stock in gross income while such Restricted Stock is still subject to restrictions shall promptly furnish the Corporation with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

        8. Restricted Stock Awards. (a) Subject to the provisions of Section 9 below, awards of Restricted Stock may be granted under the Plan to employees in such form and on such terms and conditions, including, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such shares during the Restricted Period (as defined in Section 8(b) below) and the requirement that the employee receiving the award of Restricted Stock forfeit such shares back to the Corporation upon termination of employment within the Restricted Period, and in such amounts as the Committee may from time to time approve. Restricted Stock awards may be granted alone, in addition to or in tandem with other awards under this Plan.

           (b) At the time the award of Restricted Stock is made to an employee of the Corporation, the Restricted Stock shall be issued in the name of the employee but held by the Corporation during the period of time such Restricted Stock is subject to forfeiture (the "Restricted Period"). During the Restricted Period, the Restricted Stock may not be sold, assigned, transferred, made subject to a gift or otherwise disposed of, mortgaged, pledged or encumbered. The restrictions will lapse, and the Restricted Stock will be delivered to an employee, in three equal installments commencing on the third anniversary of issuance or upon such other times or upon the occurrence of such other conditions as the Committee may provide at the time of the award.

           (c) Employees awarded Restricted Stock shall be the owners of the Restricted Stock and shall have all the rights of a shareholder, including the right to receive dividends paid on such Restricted Stock, the right to receive consideration in exchange for such Restricted Stock in a merger, consolidation, share exchange, tender or exchange offer, or other business combination involving the Corporation and the right to vote such Restricted Stock.

           (d) Restricted Stock awards issued to an employee of the Corporation shall be issued in the name of such employee and held by and deposited with the Corporation on behalf of such employee, with a stock power endorsed in blank, and shall bear an appropriate legend restricting the transferability of such Restricted Stock. An employee shall be entitled to delivery of stock certificates representing the Restricted Stock only when and as they become vested.

           (e) Restricted Stock awarded to such employee shall be forfeited if and when such employee ceases to be an employee of the Corporation or a subsidiary or parent corporation during the Restricted Period or when any prescribed condition for the lapse or termination of restrictions is not satisfied. The restrictions will lapse and the Restricted Stock will be immediately delivered to (i) an employee upon his Retirement, Disability or a Change in Control and
(ii) an employee's legatee or personal representative upon an employee's death. If forfeited, such Restricted Stock shall become the property of the Corporation and shall again immediately become available for award under the Plan and all of the rights of the employee in such Restricted Stock shall terminate without further obligation on the part of the Corporation.

        9. Bonus Stock. (a) Subject to the provisions of Section 9(f) and
Section 10 hereof, the Committee may determine that portions of the bonus of certain employees designated by the Committee may be paid through awards of Bonus Stock valued at 80% of the fair market value of the Common Stock on the date of grant and may be granted under the Plan in such form and on such terms and conditions and in such amounts as the Committee may from time to time approve. Bonus Stock awards may be granted alone, in addition to or in tandem with other awards under this Plan.

           (b) At the time the award of Bonus Stock is made to an employee of the Corporation, the Bonus Stock shall be issued but held by the Corporation during the period of time such Bonus Stock is subject to forfeiture (the "Bonus Stock Restricted Period"). During the Bonus Stock Restricted Period, such Bonus Stock may not be sold, assigned, transferred, made subject to a gift or otherwise disposed of, mortgaged, pledged or encumbered. The restrictions will lapse, and the Bonus Stock will be delivered to the employee, on the second anniversary after the date of grant or upon such other times or upon the occurrence of such other conditions as the Committee may provide at the time of the award.

           (c) Employees awarded Bonus Stock shall be the owners of the Bonus Stock and shall have all the rights of a shareholder, including the right to receive dividends paid on such Bonus Stock, the right to receive consideration in an acquisition of the Corporation and the right to vote such Bonus Stock, during the Bonus Stock Restricted Period.

           (d) Bonus Stock awards issued to an employee of the Corporation shall be issued in the name of such employee and held by and deposited with the Corporation on behalf of such employee, with a stock power endorsed in blank, and shall bear an appropriate legend restricting the transferability of such Bonus Stock. An employee shall be entitled to delivery of stock certificates representing the Bonus Stock only when shares become vested.

           (e) Each employee's right to receive Bonus Stock awarded to such employee shall be forfeited if and when such employee ceases to be an employee of the Corporation or a subsidiary or parent corporation during the Bonus Stock Restricted Period or when any prescribed condition for the lapse or termination of restrictions is not satisfied. Bonus Stock shall become vested and be immediately delivered to (i) an employee upon his Disability, Retirement or a Change in Control and (ii) an employee's legatee or personal representative upon an employee's death. If forfeited, such Bonus Stock shall become the property of the Corporation and shall again immediately become available for award under the Plan and all of the rights of the employee in such Bonus Stock shall terminate without further obligation on the part of the Corporation.

           (f) An employee who files an election with the Internal Revenue Service to include the fair market value of any Bonus Stock in gross income while such Bonus Stock is still subject to restrictions shall promptly furnish the Corporation with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

           (g) Notwithstanding the foregoing provisions of this Section 8, no more than 50% of an employee's annual bonus may be payable in shares of Bonus Stock. If an employee desires his bonus be paid in shares of Bonus Stock, such employee must submit in writing to the Committee the percentage of such officer's annual bonus the officer requests to be paid in Bonus Stock. The Committee may, in its sole discretion, issue Bonus Stock in the amount requested by the employee or issue fewer shares of Bonus Stock than requested by the employee.

        10. Ownership of Stock by Employees. In granting awards of Restricted Stock and issuing shares of Bonus Stock, the Committee desires for the employees of the Corporation to maintain their ownership interest in the Corporation. Each employee of the Corporation, as designated by the Committee, who receives an award of Restricted Stock or Bonus Stock pursuant to Sections 8 and 9 is encouraged to maintain an ownership interest in the Common Stock of the Corporation at least two times the employee's annual salary. For all other employees of the Corporation who receive grants of Restricted Stock or Bonus Stock, such employees are encouraged to maintain upon the consummation of any sale of Restricted Stock and/or Bonus Stock, Common Stock equal to at least the employee's annual salary. The provisions of this Section 10 shall not apply to employees of the Corporation until five years following the date of the employee's first award of Restricted Stock or Bonus Stock, whichever is earlier.

        11. Changes in Capitalization; Merger: Liquidation. The number of shares of Common Stock subject to Restricted Stock and Bonus Stock awards, the number of shares of Common Stock as to which Options may be granted, the number of shares covered by each outstanding Option, and the price per share in each outstanding Option, shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares, (ii) the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or (iii) any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

        If the Corporation shall be the surviving corporation in any merger, share exchange or consolidation, recapitalization, reclassification of shares or similar reorganization, the recipient of each award of Restricted Stock and Bonus Stock and the holder of each outstanding Option shall be entitled to receive or purchase, as applicable, at the same times and upon the same terms and conditions as are then provided in the relevant Agreement, the number and class of shares of

Common Stock or other securities to which a holder of the number of options or shares of Common Stock at the time of such transaction would have been entitled to receive as a result of such transaction.

        In the event of any such changes in capitalization of the Corporation, the Committee may make such additional adjustments in the number and class of shares of Common Stock or other securities with respect to which outstanding Options are exercisable and with respect to which future Options may be granted and with respect to outstanding awards of Restricted Stock and Bonus Stock and with respect to future grants of Restricted Stock and Bonus Stock as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of this Section 11.

        A dissolution or liquidation of the Corporation shall cause each outstanding Award to terminate.

        Upon a merger, share exchange, consolidation or other business combination in which the Corporation is not the surviving corporation, the surviving corporation shall substitute another award of restricted stock and/or options with equivalent value as to an outstanding Award in a transaction to which section 424(a) of the Code is applicable. In the event of a change of the Corporation's shares of Common Stock with par value in or the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan. Except as expressly provided in this Section 11, the holder of a Option shall have no rights by reason of any subdivision or combination of shares of Common Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock of any class or by reason of any dissolution, liquidation, merger, share exchange or consolidation or distribution to the Corporation's stockholders of assets of stock of another corporation, and any issue by the Corporation of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, shall not affect, and no adjustment by reasons thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger, share exchange or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        12. Termination and Amendment of the Plan. The Plan shall remain in effect until terminated by the Board. Upon termination of the Plan, no Awards shall be granted under the Plan after that date, but any Awards granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant's consent, except as necessary for Incentive Stock Options to maintain qualification under the Code; and provided, further, that the shareholders of the Corporation must approve, in general meeting:

(a) within 12 months before or after the date of adoption, any amendment that increases the aggregate number of shares of Stock that may be issued pursuant to Incentive Options or changes the employees (or class of employees) eligible to receive Incentive Options;

(b) before the effective date thereof, any amendment that changes the number of shares which may be issued in the aggregate pursuant to Awards granted under the Plan;


(c) before the effective date thereof, any amendment that increases the period during which Awards may be granted or exercised; and

(d) before the date that compensation is paid with respect thereto, any amendment that changes the number of Options which may be granted to an employee of the Corporation or a Subsidiary under the Plan during a specified period.

           Generally, shareholder approval shall not be required for minor amendments to the Plan intended to benefit the administration of the Plan, for amendments necessitated by changes in legislation or administrative rules governing the Plan, or for amendments that the Board deems necessary to obtain or maintain favorable tax, securities exchange or regulatory treatment of the Plan for future Participants.

        13. Effective Date of Plan. This Plan is effective upon its adoption by the Board; provided that any Awards granted with respect to shares of Common Stock that were reserved for the Plan on the date of Board adoption shall become void if this Plan is not approved by a majority vote of the shareholders of Common Stock voting at a meeting of shareholders within 12 months of the date of the adoption of the Plan by the Board. No Incentive Stock Option may be granted under this Plan with respect to the shares of Common Stock identified in Section 3 more than ten years after the date that this Plan was adopted by the Board. Incentive Stock Options granted before such date shall remain valid in accordance with their terms.

        14. Incentive Stock Option Plan. All Incentive Stock Options to be granted hereunder are intended to comply with sections 421 and 422 of the Code, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

                                                                      Appendix C

                                  PHYCOR, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 2, 1998

    The undersigned hereby appoints Joseph C. Hutts and John K. Crawford, or either of them, with power of substitution, as proxies to vote all stock of PhyCor, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held at the First American Center Auditorium, Fifth Floor, 300 Union Street, Nashville, Tennessee, at 10:00 a.m. on June 2, 1998, on the following matters as indicated below and such other business as may properly come before the meeting.

1. Proposal to amend and restate the Company's Amended 1988 Incentive Stock
   Plan.

   [ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN

2. Proposal to adopt the Company's 1998 Incentive Stock Plan.

   [ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN

3. [ ] FOR the election as director of all nominees listed: Dr. Winfield Dunn,
       C. Sage Givens, Dr. Joseph A. Hill and Richard D. Wright (except as marked to the contrary below).

   [ ] WITHHOLD AUTHORITY to vote for all nominees listed: Dr. Winfield Dunn, C.
       Sage Givens, Dr. Joseph A. Hill and Richard D. Wright.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES, WRITE THEIR NAMES IN THE SPACE PROVIDED BELOW:

                          ------------------------------------------------------

4. Proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants of the Company for the year ending December 31, 1998.

   [ ] FOR                        [ ] AGAINST                        [ ] ABSTAIN

In their discretion, the proxies named above may vote upon such other matters as may properly come before the meeting or any adjournment thereof.

            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

   This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. A vote against any of the proposals will not count as a vote for adjournment of the Annual Meeting. If no direction is made, this Proxy will be voted (i) FOR the amendment and restatement of the Company's Amended 1988 Incentive Stock Plan; (ii) FOR the adoption of the Company's 1998 Incentive Stock Plan; (iii) FOR the four nominees as Class I directors of the Company; and (iv) FOR the proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants of the Company for 1998.
                                                Please sign exactly as your name
                                               appears on this Proxy Card. When
                                               signing as attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such. If a corporation, please
                                               sign in full corporate name by
                                               President or other authorized
                                               officer. If a partnership or
                                               limited liability entity, please
                                               sign in full name of such entity
                                               by authorized person.

                                               Dated:                     , 1998
                                                     ---------------------

                                               ---------------------------------
                                               Signature of Shareholder

                                               ---------------------------------
                                               Signature if held jointly

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE